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================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: FEBRUARY 28, 2002

                               ISONICS CORPORATION
           (Name of small business issuer as specified in its charter)

CALIFORNIA                   001-12531                        77-0338561
----------                   ---------                        ----------
State of                     Commission File                  IRS Employer
Incorporation                Number                           Identification No.

                  5906 McINTYRE STREET, GOLDEN, COLORADO 80403
                  --------------------------------------------
                     Address of principal executive offices

                                  303-279-7900
                                  ------------
                           Telephone number, including
                                    Area code

                                 NOT APPLICABLE
                                 --------------
           Former name or former address if changed since last report

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ITEM 5 - OTHER EVENTS

       Isonics Corporation attaches to this Form 8-K disclosure that amends in their entirety certain items previously set forth in its Annual Report on form 10-KSB for the fiscal year ended April 30, 2001. The items being amended hereby are as follows:

       Item 1 - Description of Business
       Item 2 - Description of Property
       Item 3 - Legal Proceedings
       Item 4 - Submission of Matters to a Vote of Security Holders
       Item 5 - Market for Common Equity and Related Stockholder Matters
       Item 6(b) - Risk Factors
       Item 9 - Directors, Executive Officers, Promoters and Control Persons, Compliance with Section 16(a) of the Exchange Act
       Item 10 - Executive Compensation
       Item 11 - Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
       Item 12 - Certain Relationships and Related Party Transactions
       Item 13 - Exhibits and Reports on Form 8-K

       The remaining items of the Form 10-KSB filed for the fiscal year ended April 30, 2001 remain un-amended, except to the extent amended or supplemented by information contained in reports subsequently filed under the Securities Exchange Act of 1934.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 25th day of March 2002.

                                       ISONICS CORPORATION

                                       By:    /s/ James E. Alexander
                                          ---------------------------------
                                           James E. Alexander
                                           President and Chief Executive Officer

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ITEM 1. BUSINESS

     BECAUSE WE WANT TO PROVIDE YOU WITH MORE MEANINGFUL AND USEFUL INFORMATION, THIS ANNUAL REPORT ON FORM 10-KSB CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" (AS SUCH TERM IS DEFINED IN SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED). THESE STATEMENTS REFLECT OUR CURRENT EXPECTATIONS REGARDING OUR POSSIBLE FUTURE RESULTS OF OPERATIONS, PERFORMANCE, AND ACHIEVEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

     WHEREVER POSSIBLE, WE HAVE TRIED TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS BY USING WORDS SUCH AS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "PLAN," "INTEND," AND SIMILAR EXPRESSIONS. THESE STATEMENTS REFLECT OUR CURRENT BELIEFS AND ARE BASED ON INFORMATION CURRENTLY AVAILABLE TO US. ACCORDINGLY, THESE STATEMENTS ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES, AND CONTINGENCIES, WHICH COULD CAUSE OUR ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, SUCH STATEMENTS. WE HAVE DESCRIBED THESE RISKS, UNCERTAINTIES AND CONTINGENCIES UNDER "ITEM 6, MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION - FACTORS THAT MAY AFFECT FUTURE OPERATING RESULTS." WE HAVE NO OBLIGATION TO UPDATE OR REVISE ANY SUCH FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS REPORT.

GENERAL DISCUSSION

ISONICS CORPORATION

     We are an advanced materials and technology company. We are developing and we anticipate commercializing products created from materials, including materials whose natural isotopic ratios have been modified as well as non-isotopic (natural) materials. An isotope is one of two or more species (or nuclides) of the same chemical element that differ from one another only in the number of neutrons in the atom's nucleus. The different number of neutrons can create significantly different nuclear properties. The most well-known of these properties is radioactivity. Radioactive isotopes (or radioisotopes) can be found in nature. Most of our radioisotopes, however, are man-made. Stable isotopes, as distinguished from radioisotopes, are not radioactive. Several manufacturers, located primarily in republics that once were part of the Soviet Union, produce these isotopes. We buy these isotopes from the manufacturers and resell them in the form of common chemical compounds. For example, oxygen-18 is sold as water, and carbon-13 is sold as carbon dioxide. Today our business addresses the material needs of two primary markets:

     -    life sciences (involving isotopic materials) and
     - semiconductor materials and products (including both isotopic and non-isotopic materials).

     While we currently are focusing on these two markets, we continue to evaluate other applications for both stable and radioisotopes and non-isotopic materials. We also sell isotopes for use in basic scientific research and industrial applications. We believe our core competency is our ability to identify, develop, source, and commercialize products and services based on isotopically engineered materials as well as non-isotopic semi-conductor materials.

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     We were formed in March 1992, as a partnership, and were subsequently incorporated in California in March 1993, as A&R Materials, Inc. In
September 1996, we changed our name to Isonics Corporation. Our web site is www.isonics.com. The common stock of Isonics is traded on the Nasdaq SmallCap Market under the symbol "ISON." The market for our stock has historically been characterized generally by low volume, and broad price and volume volatility. We cannot give any assurance that a stable trading market will develop for our stock or our warrants.

     The address of our principal executive offices and our telephone and facsimile numbers at that address are:

            Isonics Corporation
            5906 McIntyre Street
            Golden, Colorado 80403
            Telephone No.: (303) 279-7900
            Facsimile No.: (303) 279-7300

     We currently have two subsidiaries through which we conduct some of our operations. The following chart identifies those subsidiaries and our ownership interest in each:

NAME AND HEADQUARTERS          PLACE OF FORMATION      OWNERSHIP PERCENTAGE     BUSINESS
---------------------          ------------------      --------------------     --------
Chemotrade GmbH                Germany                 100%                     Chemotrade and its subsidiary are value-added
Dusseldorf, Germany                                                             re-sellers of stable and radioactive isotopes.

Chemotrade Leipzig GmbH        Germany                 75% (through             They supply radioactive isotopes for
Leipzig, Germany                                       Chemotrade)              pharmaceutical and industrial research as well
                                                                                as for industrial and medical imaging,
                                                                                calibration sources and for brachytherapy
                                                                                applications. Additionally, they supply various
                                                                                stable isotope labeled compounds for
                                                                                pharmaceutical research and drug design, as
                                                                                well as oxygen-18 for use in producing a
                                                                                radioisotope used in positron emission
                                                                                tomography. Their market is primarily
                                                                                Europe, but sales are also made to North
                                                                                America and Asia.

     The foregoing does not include Isonics' minority ownership in two companies:

     - Interpro Zinc, LLC, a Colorado entity which engages in the research and development for the recovery and recycling of zinc metal from various sources. Isonics has a 25% interest in this entity.

     - Institut of Umwelttechnologien GmbH ("IUT"), an entity based in Berlin, Germany which performs research and development, and manufacturing of radioisotopes. Isonics has a 6% interest in this entity through Chemotrade.


TRADING SYMBOLS

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
Common Stock...............................................  "ISON"
Class B Warrants...........................................  "ISONL"
Class C Warrants...........................................  "ISONZ"

     OUR ISOTOPE BUSINESS. In order to develop our products, it is usually necessary to increase ("enrich") or decrease ("deplete") the concentration of a particular isotope or isotopes. There are over 280 naturally occurring stable isotopes of 83 different elements. The number of isotopes of any given element varies widely. Stable isotopes of a given element typically do not differ significantly in their chemical behavior. Stable isotopes of an element differ in mass and diameter, as well as several nuclear properties, such as cross-section, spin, and magnetic movement. Differences in these properties can result in substantially different effects, and some of these different effects have the potential for commercial application.

     Isotopes are typically referred to by their atomic mass number, which number is derived from the number of protons and neutrons in the atom's nucleus. For example, oxygen-18 has eight protons and ten neutrons in its nucleus, and silicon-28 has fourteen protons and fourteen neutrons in its nucleus. In ultra chemically pure crystals, grown for electronics or optical applications, isotopic impurities can be the greatest contributor to crystal disorder because of mass and diameter differences. Eliminating these variations by using a single enriched isotope (i.e. an isotopically pure substance) increases thermal conductivity and optical transparency, and thus improves product performance. Similarly, enriching or depleting isotopes based upon their nuclear cross-sections allows materials to be engineered for applications in the nuclear power industry, for controlled doping of semiconductors in the computer industry, and for use as targets to produce radioisotopes for the life sciences and other industries.

     STABLE ISOTOPES. Stable isotopes may be thought of as extremely pure materials. Not only are these isotopes chemically pure, but they frequently consist of only one isotope depending on the level of enrichment. This extra degree of purification, accomplished on the sub-atomic level, provides enhanced performance properties as distinguished from normal (i.e., chemical only) purity materials. Depleted isotopes are the elimination (or reduction in level) of an isotope, or isotopes, and can prevent the creation of undesirable byproducts in subsequent processing steps. In some instances the undesirable byproducts are produced during the intended use of the non-depleted isotope material. Stable isotopes have commercial uses in several areas, including, but not limited to:

     -    energy generation;
     -    medical research, diagnostics, and drug development;
     -    product tagging and stewardship;
     -    semiconductors; and
     -    optical materials.

     We have successfully developed and commercialized several isotope products (notably, even-numbered cadmium isotopes for use with helium-cadmium lasers and depleted zinc oxide for nuclear power plants). We intend to promote the emergence and growth of new stable isotope applications.

     RADIOISOTOPES. The radioisotopes we acquire and sell are typically used in medical diagnostic, treatment and therapy applications. In most cases we first acquire an enriched or depleted stable isotope "target," which is then exposed to an appropriate form of radiation to create a specific radioisotope. A key property of a radioisotope is its half-life. The half-life is a measure of how fast a radioisotope decays into either a stable isotope or another radioisotope. Since most radioisotopes used in life science applications have short half-lives, they are rarely found in nature. Therefore, radioisotopes have to be made from a target material, usually in a nuclear reactor or a cyclotron, and must generally be used immediately. A nuclear reactor or a cyclotron generates the appropriate form of radiation required to convert the target material into the desired radioisotope.

     NON-ISOTOPIC MATERIALS. In January 2002, we commenced our silicon-on-insulator ("SOI") operations under an alliance agreement with Silicon Quest International, Inc. ("SQI") whereby SQI agreed to exclusively manufacture and supply SOI wafers for Isonics.

COMPANY STRATEGY

     We believe our strength lies in our ability to bring the necessary resources together to identify, evaluate, develop, engineer and successfully commercialize applications for stable and radioactive isotopes, non-isotopic materials, and value-added products manufactured from these materials. This strength is reflected in management's experience in taking depleted zinc from a cost prohibitive concept to a successful commercial reality.

     We believe we have created a product development model that can serve as a basis for our current and future expansion. To capitalize on the commercial opportunities that have been identified for stable isotopes, we have adopted a business strategy designed to maximize the value of our technologies, business development, and management resources, while minimizing capital costs. This strategy involves:

     - focusing on development of high value-added products, which products should give us a competitive advantage in large or growing markets;

     - leveraging research and development expenditures through collaborations, government programs, and corporate and academic partnerships;

     - minimizing early capital needs by obtaining stable and radioactive isotopes through alliances and supply agreements with existing stable and radioactive isotope sources, followed by investment in Isonics-owned isotope production facilities when markets are better established and the optimum production technology has been determined;

     - obtaining value-added processing technology through sub-contract manufacturing agreements, joint ventures, and acquisitions of strategically important technologies and companies; and

     - developing a time-balanced product pipeline to provide a continual supply of new business opportunities.

COMMENCEMENT OF SILICON-ON-INSULATOR OPERATIONS

SEI LICENSE AGREEMENT. On September 14, 2001 we licensed technology owned by Silicon Evolution, Inc. ("SEI") which has allowed us to enter the business of manufacturing SOI wafers and other silicon wafers. We issued 500,000 shares of our newly-created Series B Preferred Stock to SEI which automatically converted into 500,000 shares of our common stock following our November 13, 2001 shareholders' meeting. The license is exclusive, perpetual, and does not bear any royalty obligation. The license includes an exclusive sublicense to us of technology that SEI had licensed from Wacker Siltronic Corporation and Wacker Siltronic AG (both referred to as "Wacker") - corporations that are not affiliated with SEI. SEI's obligations to Wacker are in default, and it is possible that Wacker may try to invalidate our right to use its technology. If Wacker is able to invalidate this sublicense, we will attempt to work around the related technology issues, although the tact we may take in doing so will depend on the arguments, if any, Wacker advances.

       The technology we licensed from SEI allows the owner of the technology to manufacture SOI wafers for integrated circuit component (IC's or "Chips") and micro mechanical system (MEMS) manufacturers. We licensed SEI's core intellectual property (IP) technology for precision wafer polishing, cleaning, and bonding silicon wafers to produce thick film SOI in the 100 mm, 150 mm, 200 mm, and 300mm form factors.

       SEI filed bankruptcy on November 21, 2001. Since we licensed assets from SEI and since we are also a $93,000 secured creditor of SEI, we believe that our position in the bankruptcy should the trustee in bankruptcy challenge us is strong in both our capacities. However, the trustee for SEI may attempt to challenge our status as a secured creditor or as a licensee. If the trustee were to succeed in any such challenge, it could potentially affect our ability to continue our SOI operations.

AGREEMENT WITH SILICON QUEST INTERNATIONAL. In an effort to commence our SOI business operations, on December 19, 2001 we entered into an alliance agreement with SQI whereby SQI agreed to exclusively manufacture and supply SOI wafers for Isonics. In addition, SQI will provide sales and marketing services as requested by Isonics. The alliance agreement expires on January 24, 2003 and dictates that if the agreement is not amended or extended, then SQI is prohibited from manufacturing SOI wafers without our written permission until January 24, 2004. In connection with this agreement we issued a common stock purchase warrant (valued at $83,000) to purchase 100,000 shares of restricted common stock at $1.50 per share. The warrant vested immediately and is exercisable in its entirety beginning December 19, 2002. The warrant expires on December 19, 2004. We shipped our first SOI wafers in late January 2002.

SOI BUSINESS OPERATIONS. Based on our market research, it appears to us that the use of SOI wafers is growing rapidly in three major markets:

                   -   integrated circuits,
                   -   MEMS manufacturing, and
                   -   micro-optical chips for fiber-optic network devices.

Chip designers are relentlessly driven by the marketplace to seek innovative ways to improve device performance in three key areas:

                   -   speed,
                   -   power consumption, and
                   -   size.

       Based on our review, it appears that the SOI technology enables circuit designers to improve device speed approximately 30%; and as the oxide provides a superior source of insulation, leakage current is reduced, providing an energy savings of better than 30%, as well as enabling circuits to be spaced on a finer pitch. SOI technology also provides a degree of radiation hardening to integrated circuits, thus improving circuit reliability and resistance to soft errors induced by background radiation sources. In MEMS and micro-optical device fabrication the use of SOI technology wafers significantly simplifies the manufacturing process.

       In our effort to commence our SOI operations, on November 26, 2001 we hired the former Founder, Vice President of Technology and Chairman of the Board of Directors of SEI to function in the role of Vice President, Advanced Wafer Technology.

       In summary, we have obtained and paid-for a license to the technology that has allowed us to commence our SOI business on a limited basis but there are additional items that must be resolved before we will be able to operate the SOI business on a full scale basis. Although we believe that the wafer manufacturing business will complement our silicon-28 research project, we cannot offer any assurance that we will be able to complete the steps necessary for us to be able to commence operations on a full scale basis.

RECENT BUSINESS DISPOSITIONS

SALE OF DEPLETED ZINC BUSINESS- DISPUTE WITH EAGLE-PICHER. On December 1, 1999, we sold our depleted zinc business to Eagle-Picher Technologies, LLC ("Eagle-Picher") for $8.2 million, of which $6.7 million was paid on December 1, 1999. Eagle-Picher was obligated to make three additional payments of $500,000 each on November 30, 2000, 2001, and 2002, representing the balance of $1.5 million. These installments were contingent upon the performance of an unaffiliated supplier of depleted zinc whose contract with us was assigned to Eagle-Picher. Eagle-Picher failed to pay the first and second installments, failed to meet other contractual requirements, and has made allegations that we failed to provide complete disclosure with respect to future plans of a depleted zinc purchaser. As a result, we are engaged in binding arbitration with Eagle-Picher as described in "ITEM 3 -LEGAL PROCEEDINGS".

REORGANIZATION AND SUBSEQUENT SALE OF INTERNATIONAL PROCESS RESEARCH CORPORATION. On April 30, 1998, we purchased all of the outstanding capital stock of International Process Research Corporation ("IPRC") from a previously unaffiliated corporation (Metallurgy International, Inc.). IPRC was a materials processing and contract research and development company. Through December 1, 1999, IPRC performed key steps in our depleted zinc manufacturing process. We acquired IPRC to assure future availability of this manufacturing technology (which we subsequently sold to Eagle-Picher), and to provide an infrastructure platform for performing value-added processing of other isotopes. IPRC had also jointly developed new, lower-cost technologies to enable its customers to better meet the various metallurgical and mineral processing needs. In connection with the acquisition, we issued 353,982 shares of our common stock (valued at $708,000) in exchange for all of the outstanding shares of IPRC. We accounted for the acquisition as a purchase.

     On May 1, 2000, we substantially reorganized IPRC to focus on the recovery and recycling of zinc metal from various sources, including galvanized steel scrap, electric arc furnace dust, and brass scrap. We chose this course of action for two reasons. First, we believed the market potential for this, and related processes, was significant. Second, the profound and lengthy slump in the mineral processing and mining industries significantly eroded IPRC's historical customer base. We continued to meet the demands of a few remaining customers through various sub-contractor relationships. We also kept the physical infrastructure in place at our Golden, Colorado location in case the market conditions warranted a reentry into IPRC's historical markets. We used a significant portion of this infrastructure in our zinc recovery and recycling project.

     In January 2001, we acquired the patent rights related to the recovery and recycling of zinc processes from three unaffiliated parties. We issued a total of 75,000 shares of our common stock valued at $131,000 for these rights. On February 1, 2001, we sold IPRC and transferred the patent rights for the zinc recovery process to Interpro Zinc, LLC, a newly-formed entity owned by Dr. Robert H. Cuttriss, formerly president of IPRC, James E. Alexander, president, chief executive officer, and chairman of the board of directors of Isonics Corporation, and Boris Rubizhevsky, senior vice president and director of Isonics Corporation. Each of the three aforementioned individuals owns 25% of Interpro Zinc, LLC. Isonics Corporation owns the remaining 25%. Each individual contributed $100,000 to Interpro Zinc, LLC to continue the development of the zinc recovery technology. Interpro Zinc, LLC has informed us that they will be actively seeking further investment to continue their development and commercialization efforts.

     As a part of the February 1, 2001, transaction, Interpro Zinc, LLC assumed approximately $700,000 in liabilities associated with the operations of IPRC and agreed to indemnify us against any contingent liabilities related to the IPRC site in Golden.

     The disinterested directors of Isonics approved the transaction after receiving advice from management not participating in the transaction, as well as independent consultants, and believe that the transaction was fair and reasonable to, and in the best interests of, Isonics and our shareholders.

     From May 1, 2000, through January 31, 2001, IPRC did not engage in any revenue producing activities. We have no intention of returning to the contract research and development activities that IPRC engaged in prior to May 1, 2000.

     We signed a cooperation agreement (which expired December 31, 2001) with Interpro Zinc, LLC to continue leasing office, laboratory, and storage space at our current location. Effective January 1, 2002, we extended the agreement on a month-to-month basis for $4,000 per month. We anticipate relocating to another facility, possibly in the Denver area, later this calendar year. At this time we cannot determine what effect, if any, this will have on our operations.

PRODUCTS

     Our revenues have historically derived from sales from a broad range of sources. The mix of our revenues has changed significantly during the past three years:

     In fiscal 1999, our revenues were generated from depleted zinc sales, other stable isotopes sales, radioisotopes sales and from contract research and development activities.

     In fiscal 2000, our revenues were again generated from depleted zinc sales, oxygen-18 and other stable isotopes sales, radioisotopes sales, and from contract research and development activities. We sold our depleted zinc business in December 1999 and did not recognize any revenues from depleted zinc sales after that time.

     During fiscal 2001, our revenues were solely generated from sales of stable and radioactive isotopes because of the prior sale of the depleted zinc operations and the cessation by IPRC of its contract research and development activities.

     During the nine months ended January 31, 2002, our revenues were generated from sales of stable and radioactive isotopes and, commencing January 2002, from sales of SOI wafers.

     We are attempting to develop new product lines which we expect to add to our revenue stream, but we do not expect any significant revenues from these new products during fiscal 2002. The following is a more specific discussion of our current products.

ISOTOPICALLY PURE SEMICONDUCTOR MATERIALS

     The majority of semiconductor devices built today use natural silicon as the starting material. Silicon has many desirable characteristics as compared to other semiconductor materials, and the semiconductor industry has invested billions of dollars to improve and optimize their manufacturing technologies for silicon-based devices. Devices fabricated on single crystal silicon have performance characteristics that are governed by the electrical and physical characteristics of silicon including:

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  -  carrier mobilities,
  -  effective mass of the carriers,
  -  energy band-gap,
  -  electrical conductivity, and
  -  thermal conductivity.

     Carrier mobilities, for example, govern signal transit times and thus place a limit on device speed. Thermal conductivity governs power dissipation, which, in turn, places an upper limit on the packing densities achievable for devices on a chip, or on the amount of power that can safely be generated in the circuit without significantly degrading circuit performance.

     The semiconductor industry trend of adding more transistors to a single chip to increase performance, and shrinking the size of transistors to both increase performance and decrease costs, has resulted in increased power requirements and significantly higher operating temperatures. Nowhere is this trend more evident than in microprocessors. Historically, the 80286, 80386, and 80486 generations of microprocessors typically did not need external heat sinks to remove heat and function properly. High operating temperatures and thermal management were not issues outside of mainframe or workstation computers.

     Beginning with the Pentium-Registered Trademark-, Sparc-Registered Trademark-, and Alpha-Registered Trademark- microprocessors, heat sinks and fans became necessary to control the higher operating temperatures. According to the Semiconductor Industry Association, when the microprocessor's power requirements exceed approximately 110 watts, heat sinks and fans will no longer be adequate and active cooling (refrigeration) will be required. Most of the major computer companies have already demonstrated cryogenically cooled computers that operate up to one-third faster than their conventionally cooled counterparts. These cryogenic cooling devices can cost upwards of $400 per microprocessor.

     A significant body of research, generated over the last twenty years, supports the thesis that isotopically pure semiconductor materials have superior thermal conductivity properties compared to natural, multi-isotopic materials. We believe this solution (i.e., using isotopically pure semiconductor materials to manage operating temperatures) is compatible with virtually every other heat management solution currently implemented or envisioned to date. Critically, it does not require changing a single device design or manufacturing process because isotopically pure semiconductor materials are essentially chemically and physically identical to naturally-occurring semiconductor materials. For example, silicon has three naturally occurring stable isotopes:

  -  silicon-28 (92% natural abundance),
  -  silicon-29 (5% natural abundance), and
  -  silicon-30 (3% natural abundance).

     By purifying silicon to 99.9% silicon-28, the thermal conductivity is improved 60% at room temperature and over 600% at 423 degrees Fahrenheit.

     In 1997, we began a program to introduce 99.9% isotopically pure silicon-28 as a superior substitute to natural silicon for the manufacture of semiconductor devices. SEE "RESEARCH AND DEVELOPMENT." Our first efforts toward developing isotopically pure semiconductors involved securing the intellectual property rights to commercialize silicon-28 and similar materials. These efforts culminated in our acquiring exclusive rights to two Yale University patents. SEE "PATENTS AND PROPRIETARY RIGHTS."

     We then began acquiring sufficient quantities of pure silicon-28 to make epitaxial wafers. These wafers have been sold or given to numerous manufacturers and academic institutions to perform additional tests to validate previous findings and to confirm the substitutability of pure silicon-28 for natural silicon in their manufacturing processes. These tests support our belief that pure silicon-28 is not only a viable substitute material for natural abundance silicon, but that the anticipated thermal conductivity property improvements are significant.

     The next step in our development program is to make bulk wafers of pure silicon-28. The manufacture of bulk wafers requires substantially more material than we could economically acquire from our existing suppliers, however. Our efforts to secure an unlimited, U.S.-based, economical supply of silicon-28 culminated with the December 1999 signing of an agreement with Eagle-Picher to provide silicon-28 to us on an exclusive basis. Under our agreement with Eagle-Picher, we expected to receive the initial 200-kilogram delivery by December 31, 2000. Eagle-Picher failed to make timely delivery of this amount. We had identified several benefits to our contractual arrangement with Eagle-Picher:

  - Eagle-Picher had promised to deliver 200 kilograms of isotopically-pure silicon-28 by December 31, 2000;
  - Eagle-Picher accepted full payment for the 200 kilograms in our equity, thus allowing us to conserve our cash for our other business activities; and
  - Eagle-Picher intended to produce the silicon-28 at a reasonable contract price, at facilities located in the United States.

     Unfortunately, Eagle-Picher did not meet its commitments and failed to deliver the silicon-28 when promised. As a result, we are in arbitration with Eagle-Picher to resolve the disputes which resulted from Eagle-Picher's failures. SEE "SALE OF DEPLETED ZINC BUSINESS - DISPUTE WITH EAGLE PICHER," "LEGAL PROCEEDINGS," and "MANAGEMENT'S DISCUSSION AND ANALYSIS." We do not know whether Eagle-Picher will ever develop its technology to the point where it can supply the necessary quantities of silicon-28. Because we are in arbitration with Eagle-Picher, even if they can produce silicon-28 we do not know whether they will permit us to purchase the silicon-28 from them on favorable terms.

     We have identified other sources available for supplying silicon-28, but those sources are not domestic. We have not placed large orders with these suppliers because of the cost involved. At an expected cost of approximately $25.00 per gram, 200 kilograms would cost approximately $5.0 million. In addition, certain other possible sources for bulk quantities of silicon-28 are in the process of developing their technology and are not in commercial production. In June 2001 we placed an order for sample quantities of silicon-28 in the form of trichlorosilane with a Russian supplier. An initial sample was received in August 2001 for the evaluation of chemical purity, and a larger sample (anticipated to be delivered in the second quarter of calendar 2002), will be evaluated to determine whether trichlorosilane from this supplier will provide acceptable silicon-28 epitaxial wafers. If we can use trichlorosilane from this supplier for our purposes and if we can obtain it at a reasonable price and on reasonable terms, and subject to financing, we expect to place an order for sufficient trichlorosilane to produce 200 kilograms of silicon-28.

     We anticipate very little revenue from silicon-28 based products in fiscal 2002, as we are still developing this business. Nonetheless, if we are able to complete our research and development efforts successfully and market silicon-28 based products, we project to begin generating revenues in subsequent fiscal years.

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     We are also examining other semiconductor materials including gallium and zinc. As with silicon, gallium and zinc have multiple, naturally occurring stable isotopes. Our development program for gallium, which we began in October 2000, is similar to the one outlined above for silicon-28. At this time we have begun funding research and development of separation technology and procuring small amounts of isotopically pure gallium-69 and gallium-71 as trimethylgallium for use in chemical vapor deposition reactors. In October 2001, we also delivered a small amount of zinc-64 oxide to Cermet, Inc., for the manufacture of single crystal zinc oxide wafers and intend to procure isotopically pure zinc-64 as diethylzinc for use in chemical vapor deposition reactors.

WE SUPPLY ISOTOPES FOR LIFE SCIENCES APPLICATIONS

     For the past several years, we have supplied stable isotopes in elemental and simple compound forms for use in life science applications. In 1998, we expanded our product offerings to include radioisotopes. We will continue selling our current stable and radioactive isotope products, develop new products along similar lines, and expand our product offerings by vertically integrating the products offered. From time to time we evaluate building additional isotope separation facilities in the United States or Western Europe. We currently do not have the capital to do so, but it is an important aspect of our stated strategic plans because we expect that it will reduce our reliance on foreign manufacturers. In addition, we intend to expand our value-added manufacturing capabilities.

     Our existing and emerging life sciences products include isotopes used for a large number of purposes and can be categorized as follows:

  -  stable isotope labeled compounds;
  -  isotopes used in diagnostic breath tests;
  -  isotopes used in biomedical research;
  -  isotopes used in medical imaging and therapy;
  -  isotopes used in positron emission tomography;
  -  isotopes used in brachytherapy; and
  -  isotopes used to calibrate medical diagnostic equipment.

     Although there is currently little FDA oversight affecting our supply of the raw material isotopes to our customers for their use in life science applications, FDA regulation may increase in the next few years. It is not immediately apparent what implications any additional regulation may have for us. The following paragraphs provide a brief summary of our existing and emerging life sciences products:

STABLE ISOTOPE LABELED COMPOUNDS ("SILCS"). SILCs are created by incorporating known quantities of stable isotopes including carbon, nitrogen, hydrogen (deuterium), oxygen, and other elements, into thousands of different chemical compounds. SILCs allow researchers to investigate living systems, determine the chemical structure of important biological compounds, design new drugs, and measure extremely low levels of environmental toxins. We believe that greater availability and lower cost of stable isotopes, and advances in instrumentation to detect stable isotopes will continue to increase the demand for SILCs.

     Our products are typically simple compound SILCs that are used by our customers to synthesize more complex and higher-value SILCs. We market primarily deuterium, carbon-13 and nitrogen-15 to our customers for this purpose. Examples of existing and emerging applications for these products include:

     METABOLIC STUDIES. Increasingly, studies of new drugs are performed with isotope-labeled drugs to facilitate research on metabolism, distribution, mode of action, and elimination. The FDA one day may require the isotope labeling of all new drugs for investigational use during some or all phases of pre-clinical and clinical evaluations of these drugs, although it does not so mandate today.

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     RATIONAL DRUG DESIGN. Drugs historically were designed using a screening process in which prior experience was employed to determine what chemicals might work to treat a condition, and then tests on subjects were performed. Today specialized instrumentation is routinely available to determine the chemical structure of large molecules, including the human proteins and enzymes that a drug is designed to affect. This approach is known as rational drug design. We believe that this new instrumentation, combined with sophisticated SILCs, will prove beneficial in determining the chemical structure of human proteins and enzymes. We believe rational drug design will require an increasing supply of stable isotopes.

DIAGNOSTIC BREATH TESTS (DBTS). DBTs are a new class of non-invasive diagnostic testing that are gaining worldwide acceptance. DBTs use stable isotope labeled compounds to detect a wide range of human abnormalities, particularly digestive disorders such as ulcers. The FDA has approved one test and similar approvals exist in Europe. Demand for DBTs has increased as health care insurance providers have determined to include reimbursement in many health insurance plans. That demand, in turn, is expected to accelerate as regulatory approval is awarded in other countries. Many other tests based on the same principles as DBTs are in various stages of development worldwide. We supply stable isotope raw material to companies developing DBT chemicals. While these sales are not currently a large source of revenues, we continue our sales and marketing efforts in order to monitor the development and direction of this potentially very large market.

     We do not manufacture the DBTs. DBT manufacture is subject to extensive government regulation. The products and instruments in which our isotopes are used may be subject to the scrutiny of FDA review and approval, as well as ongoing FDA inspection of most aspects of the production, marketing, distribution, and usage. We believe that the production and marketing of DBTs are also subject to similar regulatory controls in foreign countries where we might seek to market our isotopes for use in DBTs. Consequently, new products cannot be introduced commercially until after approval which may or may not be granted after several years.

BIOMEDICAL RESEARCH. Traditionally, numerous aspects of the many phases of drug development have been carried out using radioisotope-labeled versions of promising compounds. We supply precursor compounds labeled with radioisotopes, such as carbon-14 and phosphorous-33, to manufacturers who incorporate them into more complex radioisotope labeled compounds. These complete radioisotopes are in turn used in basic research and pharmaceutical development. The carbon-14 precursors are produced under contract by IUT, a company in which we hold a minority interest.

     While rational drug design and stable isotope labeled compounds represent competition for this more traditional approach to research and drug development, we believe a combination of increasing drug development activity and a large body of data and experience will ensure a strong market for these products. Importantly, we also supply some of the basic stable isotope products used to make the compounds of these competing technologies.

MEDICAL IMAGING AND THERAPY. Radioisotopes have been used for years in the diagnosis and treatment of many medical conditions. The trend in these two areas has been towards increasingly more specific chemicals that, after labeling with the radioisotope and injection into the patient, quickly concentrate at the disease site(s). In theory, the appropriate choice of chemical and radioisotope labels facilitate disease detection and stage determination which improves therapy selection, administration and monitoring. The medical community is developing and testing several classes of chemical compounds ranging from monoclonal antibodies to peptides for use in the detection, and, eventually, the treatment of many diseases. The FDA has approved some of these for use.

                                       13
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     We currently supply stable isotopes of thallium, zinc, cadmium, xenon, strontium, and many others that are routinely used in a variety of medical imaging and therapy applications. These are used in their enriched stable form, such as Xenon-129, or converted to a specific radioactive isotope in a cyclotron or nuclear reactor. We believe that the increased supply of new isotopes combined with the ongoing development of highly specific biochemical therapies represents a major growth opportunity in this market segment.

POSITRON EMISSION TOMOGRAPHY ("PET"). Although this very powerful nuclear medicine imaging technology has been available for over 25 years, its complexity and cost until recently had relegated PET to a research role. Technology and infrastructure improvements have reduced the cost and complexity of performing PET studies. PET's unique ability to diagnose multiple metabolic abnormalities, particularly cancer, has resulted in recent approvals by the FDA and favorable reimbursement levels by Medicare, Medicaid, and third party insurers. Similar approvals are now common in Europe and parts of Asia though reimbursement levels vary. We believe PET studies are growing at rates of approximately 20 to 50% annually worldwide.

     Oxygen-18 is a rare stable isotope of oxygen. Oxygen-18 is used to produce fluorine-18, a radioisotope which is the source of the positrons tracked by the PET imaging equipment. Demand for oxygen-18 is currently greater than the supply. Although we do not produce oxygen-18 ourselves, we purchase oxygen-18 from two sources and resell oxygen-18 to end users worldwide. In fiscal 1999, we introduced a novel program to recycle "used" oxygen-18; we believe that this program which allows our customers to benefit from the disposal of depleted oxygen-18 provides an economic advantage to our customers and provides a competitive advantage for us over our competitors.

BRACHYTHERAPY. Cancer therapy continues to evolve to target specific types of cancer more effectively. Today, external beam radiotherapy and chemotherapy are the predominant technologies used in cancer treatment. However, another technology, brachytherapy, is emerging in the treatment of specific cancers such as prostate cancer.

     In brachytherapy, small sealed radioactive seeds are inserted directly into the tumor using a variety of minimally invasive surgical methods. The radioisotope, which is placed inside the seed, is selected and manufactured to ensure that only the cancerous tissue immediately adjacent to the implanted seed is irradiated. This minimizes the irradiation of nearby healthy tissue, a common adverse side effect that occurs with external beam radiotherapy. There are three primary criteria that govern the selection of the radioisotope to be implanted in the patient:

  -  half-life,
  -  type of radiation emitted, and
  -  strength of the radiation emitted.

     The half-life and form of radiation emitted is dictated by the radioisotope selected. Strength of the radiation is determined during the manufacturing process.

     Several companies (Nycomed-Amersham, Theragenics, North American Scientific, and others) already offer, or have plans to offer, brachytherapy products for the treatment of prostate cancer. Studies continue in the applicability of this technique for other tumor types, including some breast and eye cancers. We currently supply several companies with radioisotopes (or stable isotope targets to be made into radioisotopes) for this application. We believe this market represents one of the largest growth opportunities for radioisotopes. It also represents a significant opportunity to provide value-added products/services in the form of manufactured subcomponents such as the seeds.

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CALIBRATION STANDARDS. There are many medical devices that measure levels of radiation in patients. These devices need to be calibrated using standards of known radiation strength and type in order to ensure their accuracy. These standards derive from radioisotopes such as cobalt-57 and gadolinium-153. We supply many of the stable isotope target materials, as well as radioisotopes, to many of the manufactures of the equipment needing calibration.

     Medical equipment calibration standards is one of the largest markets for radioactive source standards. These medical devices are found in the nuclear medicine departments at thousands of hospitals around the world. The continued growth in the numbers and complexity of nuclear medicine imaging equipment, especially PET, ensure growth in the demand for these radioisotopes.

DISTRIBUTION METHOD

     We operate sales offices in Columbia, Maryland; Dusseldorf, Germany; and Leipzig, Germany. We also identify customers through industry sales journals, website identification and trade shows. In addition, many customers come to us by referral from existing customers. There are a limited number of suppliers in the isotope industry and, therefore, most customers are aware of the products and services we offer. Customers directly place the orders and we either ship directly to the customer through our sales offices or the product is shipped directly from the supplier. We use commercial courier services such as Federal Express and DHL to ship all products. Our manufacturer of SOI wafers, SQI, is responsible for packaging and shipping wafers to our customers.

SIGNIFICANT CUSTOMERS

     At January 31, 2002, three customers accounted for approximately 55% of total net accounts receivable. Three customers (Perkin Elmer Life Sciences, Eastern Isotopes, and Reviss Ltd.) accounted for approximately 24%, 19% and 5%, respectively, of net revenues for the nine months ended January 31, 2002. Two customers (Perkin Elmer Life Sciences and Reviss Ltd.) accounted for approximately 38% and 11%, respectively, of the German segment's net revenues for the nine months ended January 31, 2002. These same two customers accounted for approximately 59% of the German segment's accounts receivable at January 31, 2002.

     At April 30, 2001, five customers, accounted for approximately 50% of total net accounts receivable. Five customers (Perkin Elmer Life Sciences, Eastern Isotopes, Reviss Ltd., Commisariat and IPL) accounted for approximately 16%, 9%, 7%, 5% and 4%, respectively of net revenues for the year ended April 30, 2001. Two customers (Perkin Elmer Life Sciences and Reviss Ltd) accounted for approximately 24% and 11%, respectively of the German segment's revenue for the year ended April 30, 2001. One of these customers accounted for approximately 23% of our German segment's accounts receivable at April 30, 2001.

     Significant reductions in sales to any of our large customers have had, and may in the future have, a material adverse effect on us by reducing our revenues and our gross margins. Present or future customers could terminate their purchasing patterns with us or significantly change, reduce, or delay the amount of isotope or other products ordered from us.

RESEARCH AND DEVELOPMENT

     Consistent with our product development strategy, we are seeking to identify and evaluate new stable and radioactive isotope products and potential markets for economic and technical feasibility. We will, in addition, continue funding research and development to improve technologies for isotope separation and materials processing technologies. During the nine months ended January 31, 2002, fiscal 2001 and fiscal 2000, research and development expenses were approximately $348,000, $1,134,000 and $1,224,000, respectively.

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     In fiscal 2002, we are focusing our research and development efforts on the production of high chemical-purity silicon-28 silane gas, silicon-28 trichlorosilane and silicon-28 epitaxial wafers. Silicon-28 trichlorosilane (which was produced in the United States) was provided to a major wafer manufacturer, who used this material to produce test wafers for two major semiconductor manufacturers. In addition, we are focused on refining our processes associated with the production of SOI Wafers. This work is currently being performed at the SQI facilities.

     In fiscal 2001, we focused our research and development efforts on the production of high chemical-purity silicon-28 silane gas, silicon-28 trichlorosilane and silicon-28 epitaxial wafers. Through IPRC (which we owned 100% through January 31, 2001), we also performed research and development for the recovery and recycling of zinc from various sources such as scrap metals, including galvanized steel and brass, and electric arc furnace dust.

     In fiscal 2000, we focused our efforts on the production of high chemical-purity silicon-28 silane gas and silicon-28 epitaxial wafers as described above; and the zinc recovery and recycling, also as described above.

     We transferred the zinc recovery program in conjunction with the sale of our former subsidiary to Interpro Zinc, LLC and we are no longer directly engaged in research and development efforts for zinc recovery and recycling. We continue to be engaged in these efforts indirectly through our 25% ownership of Interpro Zinc, LLC.

SILICON-28.

     To expand our capacity and to ensure product quality, we were proceeding to build our own silane gas facility in Golden, Colorado. We have postponed building this plant due to Eagle-Picher's inability to supply silicon-28. We will continue to use outside sources to perform processing as required for our needs until circumstances and financing warrant proceeding with our contemplated facility.

     In August 2001, we entered into a marketing agreement with a major wafer manufacturer. We have since supplied silicon-28 trichlorosilane (which was produced in the United States) to this wafer producer for the manufacture of silicon-28 epitaxial wafers. These wafers are being supplied to interested customers worldwide for evaluation in a number of semiconductor devices. This agreement is critical in assuring that silicon-28 epitaxial wafers will be available to meet the increasingly stringent quality demands of the semiconductor industry. Any revenues generated under this agreement will be split 50-50 with the wafer manufacturer.

     In May 2001, we entered into a one-year silicon-28 joint development program with Advanced Micro Devices (AMD), a major microprocessor manufacturer. We will supply AMD with silicon-28 wafers. AMD will use our products to make and rigorously test state-of-the-art microprocessors to accurately quantify the benefits of high thermal conductivity silicon-28 in this application. We expect to use the results of the testing program to find the proper balance between performance and cost. In addition to AMD, another major microprocessor manufacturer is currently evaluating silicon-28 epitaxial wafers that were delivered in September 2000.

     In fiscal 2001, we delivered a second batch of epitaxial wafers to Cypress Semiconductor, and we also sold a small quantity of silicon-28 epitaxial wafers to two Japanese semiconductor manufacturers for their evaluation.

                                       16
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     In fiscal 2001, we entered into two new research programs at universities;

  - The University of Texas (Austin) will evaluate the use of silicon-28 epitaxial wafers as substrates for SiGe:C based transistors, and
  - The University of California (Santa Cruz) will use silicon-28 epitaxial wafers to build novel thermoelectric coolers

     In fiscal 2000, we funded two new university research programs and participated in two others.

  - The first funded program is at Southern Methodist University, Dallas, Texas. The Southern Methodist University Program will measure the thermal conductivity of silicon-28 thin films with various electrical dopants, and model the effect of epitaxial layer thickness on the temperature of silicon and gallium arsenide transistors. This program is still underway.
  - The second funded program was at North Carolina State University, Raleigh, North Carolina. The North Carolina State University Program modeled and built power semiconductor devices and determined the effect of silicon-28 epitaxial layers on the device's temperature distribution. This program has been completed, and the unpublished results indicate that significantly smaller leakage currents were found in diodes built on silicon-28 wafers, as compared to natural silicon wafers, indicating that lower temperatures were achieved.
  - Innovations for High Performance Microelectronics (IHP), a German research organization, is evaluating silicon-28 epitaxial wafers in their SiGe:C technology being developed for wireless telecommunications applications. This program is still underway.
  - DIMES, a research organization associated with Delft University in the Netherlands is evaluating silicon-28 SOI wafers to determine if improved cooling can be accomplished. This program is still underway.

     Additionally, in fiscal 2000, we entered into a Cooperative Research & Development Agreement with Lawrence Berkeley Laboratory in Berkeley, California, to study the properties of various silicon isotopes. This agreement is part of a U.S. Department of Energy program to apply Russian nuclear weapons technology to commercial applications. Delays within the Department of Energy have pushed the start of this program to our fiscal year 2002.

     We also supplied silicon-28 silane gas to ATMI, Inc. in Danbury, Connecticut, and will participate in their Office of Naval Research funded program to investigate isotopically pure silicon carbide. Initial data from this program have shown an improvement in the thermal conductivity of isotopically pure silicon carbide epitaxial layers. This is the first data that we are aware of that has shown improvement in an isotopically modified compound semiconductor. This program is still underway.

     During fiscal 1999, we signed a joint research and development agreement with Silex Systems, Ltd. The agreement calls for Silex to partially fund some of our development activities and for Silex to assess the feasibility of building a silicon isotope separation plant using Silex's patented laser isotope separation process. This agreement reflects our effort to ensure a large supply of silicon isotopes at a reasonable cost to support the large-scale manufacture of isotopically pure silicon wafers. According to Silex, in 2001 they started a stable isotope separation program that includes silicon.

     The adoption of silicon-28 by semiconductor manufacturers will depend on the outcome of the evaluations underway. Even though silicon-28 is a one-for-one substitution for normal silicon, semiconductor companies are very conservative about changing anything in their manufacturing process, for fear that their yields will suffer. Typically the testing sequence at these companies is:

     1) A detailed analysis of the silicon-28 wafers to make sure that they are equivalent to standard wafers and that their is no risk of contamination to the semiconductor fabrication facility or other wafers in process,

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

     2) Manufacture and testing of test transistors to ensure that the electrical parameters are unchanged,

     3) Gate oxide integrity testing as a function of oxide thickness to determine any changes from standard wafers,

     4) Manufacture and testing of a device using a well documented (generally older) technology to determine any yield or performance improvements,

     5) Manufacture and testing of a device using state-of-the-art technology to determine any yield or performance improvements. Depending on the specific company, this could be technology already in production or technology scheduled for future production such as 0.18 or 0.13 micron design rules,

     6) Repeat step 5 with a sufficient quantity of wafers from a qualified wafer supplier to generate a statistically valid conclusion, and finally

     7) Production planning for the introduction of a new product based on silicon-28.

     This a very time consuming process. While several companies are well into in the evaluation process, we do not expect the introduction of products based on silicon-28 wafers in our fiscal year 2002, and therefore do not expect significant revenues from silicon-28 product sales in fiscal 2002. If our efforts are successful, we hope to introduce silicon-28 products during our fiscal year ending April 30, 2003, or shortly thereafter.

OTHER SILICON ISOTOPES.

     In October 2001, we announced an agreement with Cermet, Inc., to research the properties of isotopically pure zinc oxide. Zinc oxide single crystal wafers are possible substrates for gallium nitride thin film devices and could benefit from higher thermal conductivity. We will supply isotopically pure zinc oxide which Cermet will use to produce single crystal wafers using their proprietary process. This research and development program is expected to take from twelve to eighteen months to complete.

     We have an oral agreement with Voltaix, Inc. of North Branch, New Jersey to act as a distributor of our products for the ion implantation industry. The first product sold in accordance with the Voltaix agreement is silicon tetrafluoride enriched in the silicon-29 isotope. This isotopically enriched material allows higher beam currents and higher productivity than the natural silicon tetrafluoride currently used in the gallium arsenide industry today.

ZINC RECOVERY AND RECYCLING.

     Until February 1, 2001, we owned 100% of IPRC. It had been engaged in contract research and development activities. During the course of its contract research and development activities, IPRC was introduced to a patented technology using chlorine gas to recover and recycle zinc from galvanized steel scrap. Because we sold IPRC effective February 1, 2001, we do not expect to incur additional research or development expenses relating to zinc recovery and recycling, and we are no longer involved in this or any related activities. We received a 25% interest in the purchaser and, therefore, still retain an interest should the purchaser's research and development of zinc recovery prove to be successful.

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PATENTS AND PROPRIETARY RIGHTS

     We rely primarily on a combination of patents and patent applications, trade secrets, confidentiality procedures and contractual provisions to protect our technology. Despite our efforts to protect our rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our technology and products is difficult. In addition, the laws of many countries do not protect our rights in information, materials and intellectual property that we regard as proprietary to as great an extent as do the laws of the United States. There can be no assurance that our means of protecting our rights in proprietary information, materials and technology will be adequate or that our competitors will not independently develop similar information, technology, or intellectual property. SEE "RISK FACTORS."

     We currently have no patents in our own name, although we have filed several patent applications. We have rights to several isotopically engineered innovations regarding electronic and optical materials, which we believe may be patentable. Ongoing work in the area of isotope separation by chemical means (which is currently being performed by outside entities) may also lead to patentable inventions.

     In April 1999, we announced that we had entered into an exclusive licensing agreement with Yale University that entitles us to exclusive intellectual property rights to patents covering semiconductor devices derived from isotopically engineered materials. The license requires payment by us of a royalty based on a percentage of our, or our sublicensees', net sales of products derived from technology covered by the Yale patents (#5,144,409, dated September 1, 1992, and #5,442,191, dated August 15, 1995). Each of these patents expire seventeen years after issuance.

COMPETITION

     Many of our potential competitors are larger and have significantly greater financial, technical, marketing and other resources than us. Some of our competitors may form partnerships or alliances with large pharmaceutical or electronics companies, with the resulting entity possessing greater market strength than we have. We face competition relative to many of our products, including:

STABLE ISOTOPE LABELED COMPOUNDS AND DIAGNOSTIC BREATH TEST PRODUCTS.

     Several companies compete with us for a piece of the stable isotope labeled compounds market. We will have additional competitors if we offer diagnostic breath test products and additional stable isotope label compounds in the future. Two of these companies, Cambridge Isotope Laboratories Inc. and Isotec, Inc., have their own isotope separation facilities, while all of our competitors produce some combination of stable isotope labeled compounds and diagnostic breath test substrates. We are aware of at least one company in the United States who has received FDA approval for a carbon-13 Urea Breath Test, a specific type of diagnostic breath test. Several companies in Europe have also received regulatory approval for diagnostic breath tests. Our principal current competitors and potential competitors also include:

  -  Euriso-top,
  -  Aldrich Chemicals,
  -  Icon Services,
  -  Omicron,
  -  C/D/N Isotopes and
  -  Martek Biosciences.

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SEMICONDUCTOR MATERIALS.

     SILICON-28. Although we have not yet identified significant competitors, numerous companies in the United States and throughout the world are currently manufacturing semiconductor materials and are working to improve the thermal conductivity and other beneficial characteristics of semiconductor materials. Many of these companies are larger than Isonics and have significantly greater financial resources at their disposal. Given the size and importance of these potential markets, we anticipate that substantial competition will emerge as the markets develop.

     SOI WAFERS. There are several competitors in the thick-film SOI wafer business, many of whom are larger than Isonics and have significant financial resources as compared to Isonics. Analog Devices, Okmetic and SEH-Japan are our most significant competitors.

SUMMARY.

     Many of the areas in which we either compete or intend to compete are rapidly evolving. Competition may develop a patentable product or process that may prevent us from competing in our intended markets. While we expect to compete primarily on the basis of product performance, proprietary position and price, in many cases the first company to introduce a product to the market will obtain at least a temporary competitive advantage over subsequent market entrants.

MANUFACTURING AND SUPPLY

     We obtain stable isotopes from a variety of isotope sources, primarily located in Russia or other former Soviet republics. We may invest in our own isotope production facilities in the future upon our determining the optimum production technology for a given isotope or family of isotopes. Other facilities elsewhere in the world, including the Oak Ridge National Laboratory in Oak Ridge, Tennessee, and private and pseudo-governmental facilities in Great Britain, Germany, the Netherlands and the Republic of South Africa, have the potential to produce stable isotopes.

     To date, we have only been able to obtain limited quantities of silicon-28 for use in manufacturing epitaxial wafers. We are testing supplies of silicon-28 to determine their suitability for the manufacture of a bulk wafer needed to continue our silicon-28 research and development program discussed above. We believe that we will be able to obtain adequate supplies of silicon-28, but we are unable to commit to the suppliers because of our lack of working capital. We do not anticipate that Eagle-Picher will be a source of supply of silicon-28 to us during the continuation of the arbitration process even if they resolve their technical problems and are able to produce the product.

     We have historically depended on a limited number of suppliers and processors for most of our manufacturing processes. Currently, we are depending on SQI for manufacturing our SOI wafers. SQI is operating pursuant to an alliance agreement whereby they have agreed to manufacture and supply SOI wafers to Isonics on an exclusive basis.

     Except for our agreement with Eagle-Picher (which Eagle-Picher has defaulted on) and SQI, we do not have any written agreements with our suppliers and processors. Although we attempt to reduce our dependence on our suppliers, disruption or termination of any of the sources could occur, and such disruptions or terminations could have at least a temporary, materially adverse, affect on our business, financial condition, and results of operations. Moreover, a prolonged inability to obtain alternative sources for processing could have a materially adverse affect on our relations with our customers.

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GOVERNMENT REGULATION

     Regulation by government authorities in the United States and other countries is a significant consideration in the research, development, production, distribution and marketing of our products. In order to clinically test, manufacture, distribute, market and sell products, we must follow safety and other standards established by applicable regulatory authorities. We may be subject to various laws, regulations and requirements relating to such matters as the import and export of our products, ensuring safe working conditions, laboratory and manufacturing practices, and the use, storage and disposal of hazardous or potentially hazardous substances used in connection with our research, development and manufacturing activities. The regulations potentially material to our business are summarized below.

     We are not currently subject to any FDA regulation because we do not currently manufacture any Diagnostic Breath Tests, drug products or other medical devices. Our customers may in many cases be subject to FDA regulation. However, if we test, manufacture, market, distribute, export or sell diagnostic products or medical devices in the future, we will also likely be subject to extensive regulation nationally and internationally.

OTHER GOVERNMENT REGULATION

     The import, export, handling, transportation, sale, storage and other activities undertaken in connection with our non-medical products are subject to, or potentially subject to, significant federal, state, local and foreign government controls pertaining to hazardous chemicals, import export controls and other matters. These regulations are complex, pervasive, and constantly evolving. Our ability to effect and maintain compliance with these controls is important to our commercial success. We are not currently engaged in any activities that may require us to incur significant expenses related to environmental compliance.

     We rely predominantly on Russian and U.S. freight carriers to handle and deliver all our shipments, and utilize domestic overnight courier services for shipments to our customers. These carriers must comply with Department of Transportation regulations in the shipping and packaging of the stable isotope chemicals. We must also comply with Department of Transportation regulations when packaging material kept in inventory for domestic shipment. As required under federal and state law, we have prepared Material Safety Data Sheets, which are enclosed with each product shipment. We must periodically update these Data Sheets based on new literature reports.

     The shipments received at our Columbia, Maryland facility are subject to Federal and State regulations pertaining to hazardous chemicals and hazardous waste disposal. These shipments are stored in an area of the facility designated for such materials. We believe we are in compliance, in all material respects, with applicable federal and state environmental regulatory requirements.

     The shipments from Russian manufacturing sources now enter the U.S. duty free (without tariff). If the shipments become subject to tariff, we may not be able to sell the imported products. Further, the products may cease to be commercially viable because of these increased tariff costs.

     The Nuclear Regulatory Commission has authority to regulate importation and exports of deuterium containing chemicals whose ratio of deuterium atoms to hydrogen atoms exceed 1:5,000. At present, the deuterium containing compounds that we import do not require any special licenses or importation authorization. The Nuclear Regulatory Commission regulates exports of deuterium containing chemicals under general license. We will not be able to ship these chemicals to countries that require a special license for such shipments. None of these countries represents significant current or expected future markets for our products.

     Our facilities and employees must also comply with environmental and other regulations concerning our operations. Failure to ensure compliance with such federal, state, or local laws and regulations could have a material adverse effect on us.

     In addition, the manufacture, distribution and export of some of our current or potential products and technology may be subject to governmental controls pertaining to materials and technology that have potential military, nuclear power or nuclear weapons purposes. These controls include export license requirements or other restrictions. We may be unable to obtain or maintain such licenses. Further, the failure to obtain or maintain such licenses, or comply with other restrictions that might be placed on such manufacturing and exports, may have a material adverse effect on us and our operations.

PRODUCT LIABILITY AND INSURANCE

     Our business exposes us to substantial product, environmental, occupational and other liability risks. These risks are inherent in product research and development, manufacturing, marketing, distribution, and in the use of our products and operations. We have, and will attempt to renew product liability insurance (which currently expires April 30, 2002) in order to protect ourselves from such potential exposures, however there can be no guarantee that upon expiration of our current coverage that adequate insurance coverage will be available, and at an acceptable cost. Furthermore, a product liability or other claim could materially and adversely affect our business or financial condition. The terms of our customer agreements provide that liability is limited to our standard warranty to replace non-conforming product, and liability for consequential damages caused by the improper use of our products is limited by contractual terms. Nevertheless, one or more third parties could file suit against us based on product liability, breach of warranty or other claims. The foregoing contract clauses might effectively limit our liability in any such actions.

EMPLOYEES

     As of February 28, 2002, we had 16 full and part-time employees. Six of our employees have Ph.D.s in scientific or engineering disciplines. Approximately five employees are involved in research and product development, two in sourcing, and nine in business development and administration. An employee's responsibilities may also encompass areas other than his or her primary area of responsibility. We consider our relations with our employees to be good. None of our employees is covered by a collective bargaining agreement.

ITEM 2. PROPERTIES

     We relocated our headquarters to Golden, Colorado in December 1998, into facilities leased by IPRC. IPRC's lease expires in June 2002. Following the sale of IPRC to Interpro Zinc, LLC in February 2001, we entered into a cooperation agreement with Interpro Zinc, LLC that allows us to continue leasing office, laboratory, and storage space through December 31, 2001 at a rate of $2,500. Effective January 1, 2002, we extended this arrangement on a month-to-month basis for $4,000 per month.

     We lease 1,750 square feet of office space in Columbia, Maryland that expires December 1, 2003. Chemotrade leases office space in Dusseldorf and Leipzig, Germany that expires July 31, 2003. IUT leases production and administration facilities in Berlin, Germany.

ITEM 3. LEGAL PROCEEDINGS

     We are involved in an arbitration matter pending before the American Arbitration Association in Dallas, Texas (the "AAA") involving our dispute with Eagle-Picher Industries, Inc. and its subsidiary, Eagle-Picher Technologies, LLC (collectively referred to as "Eagle-Picher"). We filed this arbitration demand on March 26, 2001, and Eagle-Picher filed a competing claim. These competing claims have been consolidated into a single proceeding (No. 71Y1980017501) before the AAA in which Eagle-Picher is the claimant, and we are the respondent and counter-claimant. The arbitration hearing was originally scheduled for April 2002 but has been rescheduled for late June 2002. We have been informed by our legal counsel that it will likely take a minimum of six-to-nine months or longer to complete the arbitration phase.

     On December 1, 1999, we sold our depleted zinc business to Eagle-Picher Technologies, LLC for $8,230,000, including $1,500,000 due in equal installments on November 30, 2000, 2001 and 2002. We received cash of approximately $6,730,000 from Eagle-Picher at the closing, of which approximately $1,150,000 was used to pay certain accrued liabilities and debt. Upon completion of the sale, we recognized a net gain on the sale amounting to $5,088,000. Eagle-Picher's obligation to pay the final $1,500,000 was subject to the performance of our former depleted zinc supplier under the terms of a supply agreement that was transferred to Eagle-Picher in the sale.

     For the year ended April 30, 2000, we were recognizing the $1,500,000 on a straight-line basis as our former supplier performed. As of April 30, 2000, we had recognized additional gain of $208,000. Eagle-Picher failed to make the first additional payment due November 30, 2000. We believe that the unaffiliated supplier performed as required, and that Eagle-Picher has no cause for its non-payment. We have demanded payment from Eagle-Picher, but Eagle-Picher made an unacceptable counteroffer. A total of $458,000 of the contingent gain had been recognized at the time of Eagle-Picher's default, of which $250,000 had been recognized in the year ended April 30, 2001. We ceased recognizing any additional contingent gain as a result of Eagle Picher's failure to make the first payment when due. We established a reserve for the notes receivable and reversed the gain recognized in fiscal 2001, resulting in a net loss of $208,000 in fiscal 2001.

     Additionally, Eagle-Picher was to supply us with 200 kilograms of silicon-28 by December 31, 2000, to be used in research and development activities. We gave Eagle-Picher a common stock warrant to obtain 4,000,000 shares of our common stock, however, these common stock warrants and the underlying shares, were contingent upon the delivery of silicon-28 by Eagle-Picher by December 31, 2000. Eagle-Picher exercised its common stock warrant, under a net exercise provision in the warrant agreement, and received 3,130,435 shares of our common stock, in March 2000. Because Eagle-Picher exercised its common stock warrant pursuant to the terms of the net exercise provision, Eagle-Picher did not pay cash to exercise the common stock warrant. Eagle-Picher disputed our calculation and believed we should have issued to it an additional 155,279 shares of common stock.

     In addition to its refusal to pay the aforementioned installments of $500,000 due November 30, 2000 and 2001, Eagle-Picher did not deliver 200 kilograms of silicon-28, meeting the specifications as set forth in our agreement, by December 31, 2000. We know that Eagle-Picher's silicon-28 production facility in Oklahoma has encountered certain technical difficulties, which Eagle-Picher refers to as a FORCE MAJEURE. We believe that Eagle-Picher's technical difficulties do not meet the definition of FORCE MAJEURE per our agreements, which would entitle Eagle-Picher to a delay in the delivery requirement.

     As Eagle-Picher is claiming FORCE MAJEURE, it believes it is entitled to retain its ownership to the 3,130,435 shares obtained through the net exercise of the common stock warrant and believes it also should receive the disputed 155,279 shares of our common stock. We continue to dispute Eagle-Picher's claims and on January 26, 2001, our Board of Directors authorized us to cancel Eagle-Picher's common shares and return those shares to the "authorized, unissued" category. We cancelled the shares on February 20, 2001.

     We notified Eagle-Picher of our intention to pursue the dispute resolution process, as set forth in the agreement with Eagle-Picher, in December 2000. The dispute resolution process consists of three phases. The first phase was negotiations between designated members of senior management of the two companies. Several meetings were held in December 2000 and January 2001. No resolution was reached.

     The second phase was mediation. Eagle-Picher notified us of its desire to mediate this dispute on January 18, 2001. A mediation session was held on January 26, 2001. Again, no resolution was reached. The third phase is binding arbitration. On March 26, 2001, we filed for binding arbitration. We are claiming damages against Eagle-Picher of $75,500,000.

     On February 8, 2001, Eagle-Picher informed us that they would be seeking damages, in excess of $10,000,000, for alleged misrepresentations regarding the status of the depleted zinc business at the time of the sale. We believe these allegations to be groundless, and we believe we made full and complete disclosure to Eagle-Picher at the time of the sale.

     Discovery is ongoing, consequently it is premature for us to predict any likely outcome. We intend to vigorously defend against Eagle-Picher's claim and to prosecute our own claims against Eagle-Picher until successfully resolved or a settlement is reached.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     We did not hold a meeting of our shareholders during the fourth quarter of the fiscal year ended April 30, 2001. We did hold a meeting of our shareholders on November 13, 2001. At this meeting our directors were re-elected (proposal no. 1) and shareholders approved three proposals: proposal no. 2 for an increase in our authorized capitalization, proposal no. 3 for an amendment to our 1996 Executives' Equity Incentive Plan, and proposal no. 4 for an amendment to our 1996 Equity Incentive Plan to increase the amount of shares available under these plans. The votes for these proposals were as follows:

PROPOSAL TWO: AMENDMENT OF THE ARTICLES OF INCORPORATION

   -----------------------------------------------------------------------------
           SHARES FOR               SHARES AGAINST           SHARES WITHHELD
   -----------------------------------------------------------------------------
            5,422,259                   281,043                  2,735,209
   -----------------------------------------------------------------------------

PROPOSAL THREE: AMENDMENT OF THE 1996 EXECUTIVES' EQUITY INCENTIVE PLAN

   -----------------------------------------------------------------------------
           SHARES FOR               SHARES AGAINST           SHARES WITHHELD
   -----------------------------------------------------------------------------
            5,372,682                   323,420                  2,742,409
   -----------------------------------------------------------------------------

PROPOSAL FOUR: AMENDMENT OF THE 1996 EQUITY INCENTIVE PLAN

   -----------------------------------------------------------------------------
           SHARES FOR               SHARES AGAINST           SHARES WITHHELD
   -----------------------------------------------------------------------------
            5,378,134                   316,268                 2,744,109
   -----------------------------------------------------------------------------

PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     On September 22, 1997, our Units (consisting of one share of common stock and one Class A warrant) started trading on the Over The Counter (OTC) Bulletin Board under the symbol ISONU. In October 1997, we unbundled the Units and the common stock and Class A warrants commenced trading on the OTC Bulletin Board. Our Class A warrants expired by their terms on September 21, 2001. Currently the trading symbols for our outstanding securities are as follows:

  Common Stock..................................................  "ISON"
  Class B Warrants..............................................  "ISONL"
  Class C Warrants..............................................  "ISONZ"

     The common stock is quoted on the Nasdaq SmallCap Market. As of February 28, 2002, we have outstanding 202,500 Class C warrants, 430,110 registered Class B warrants, as well as 1,350,000 restricted Class B warrants. The Class B warrants and the Class C warrants are quoted on the Nasdaq SmallCap Market.

     The following table sets forth the high and low bid prices for the common stock (quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions) from May 1, 1999 through February 28, 2002, as reported by OTC Bulletin Board, and beginning
July 13, 2000, by the Nasdaq SmallCap Market.

                                                                                              APRIL 30,
                              QUARTER ENDED                                                   2002(THROUGH
                              JULY 31, 2001         OCT. 31, 2001        JAN. 31, 2002        FEBRUARY 28, 2002)
                              -------------         --------------       -------------        -----------------
Common Stock (ISON)
   High                       $    1.85             $    1.49            $    1.17             $    1.15
   Low                        $    1.14             $    .77             $    0.97             $    1.11

                              QUARTER ENDED
                              JULY 31, 2000         OCT. 31, 2000        JAN. 31, 2001        APR. 30, 2001
                              -------------         -------------        -------------        -------------
Common Stock (ISON)
   High                       7.0625                4.0000               2.6250               1.6250
   Low                        3.3750                1.4375               1.0625               0.8125

                              QUARTER ENDED
                              -------------
                              JULY 31, 1999         OCT. 31, 1999        JAN. 31, 2000        APR. 30, 2000
                              -------------         -------------        -------------        -------------
Common Stock (ISON)
   High                       3.6250                2.1250               10.5000              17.9375
   Low                        1.8750                0.8750                1.2500               5.5625

     As of February 28, 2002, there were approximately 70 holders of record of our common stock. This does not include an indeterminate number of persons who hold our common stock in brokerage accounts and otherwise in "street name."

     We have never declared or paid a cash dividend on our common stock. We presently intend to retain our earnings to fund development and growth of our business and, therefore, we do not anticipate paying cash dividends in the foreseeable future. Additionally, the certificate of designation for the Series A convertible preferred stock contains restrictions on our ability to pay dividends to holders of our common stock.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

(b) RISK FACTORS

ANY PERSON CONSIDERING THE PURCHASE OF ISONICS' COMMON STOCK OR WARRANTS SHOULD UNDERSTAND THAT SUCH PURCHASE AND OWNERSHIP INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES OR EXERCISE YOUR CLASS B WARRANTS AND/OR CLASS C WARRANTS ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. Among the risks that you should consider in determining whether to invest in our securities are the following:

UNLESS WE ARE ABLE TO DEVELOP AND SELL NEW PRODUCTS PROFITABLY, WE MAY BE UNABLE TO REMAIN COMPETITIVE, FURTHERING THE LIKELIHOOD THAT OUR LOSSES AND NEGATIVE CASH FLOW WILL CONTINUE.

     We have not operated profitably since our 1996 fiscal year. We recognized net income for the year ended April 30, 2000, only because of the gain recognized on the sale of our depleted zinc assets to Eagle-Picher. In addition, through November 30, 1999, our revenues had historically been derived from our depleted zinc operations.

     As a consequence of our sale of the depleted zinc operations, our operations and our ability to generate revenues are more heavily dependent upon our ability to develop new products using stable and radioactive isotopes, and to market and sell those products profitably. We may be unable to develop products that can be profitably marketed and sold, which may prevent us from paying creditors as debts are due, and, in turn, may materially impact our ability to continue our business operations. SEE "BUSINESS."

     We are critically short of working capital for our operations for a number of reasons. These reasons include:

  - Eagle-Picher's failure to pay the cash amounts it owes to us under our contractual arrangements;
  - Eagle-Picher's failure to deliver 200 kilograms of silicon-28 to us, resulting in our need to use our capital to purchase the silicon-28 from other suppliers and a delay in our ability to complete our research and development program for silicon-28, resulting in a delay in our ability to achieve revenues from silicon-28; and

  -  Continuing operating losses and negative cash flow.

  It is possible that the following circumstances may develop and may further adversely impact our available working capital and materially impact our ability to continue our business operations:

  - unanticipated expenses in developing our new products or in producing or marketing our existing products;

  - the necessity of having to protect and enforce our intellectual property rights;

  -  technological and market developments;

  - a corporate decision to expand our production capacity through capital investment or acquisition; and

  - the possibility that we may suffer an adverse decision in our Eagle-Picher arbitration as described in "LEGAL PROCEEDINGS".

     We may not be able to obtain equity or debt financing on reasonable terms when we need such financing. The unavailability of additional financing, when needed, could have a material adverse effect on our business. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS," AND "BUSINESS."

     Our current working capital shortage and operating losses resulted in our auditors including an explanatory paragraph in their opinion on our financial statements as of and for the year ended April 30, 2001 that such factors raised a substantial doubt regarding our ability to continue as a going concern.

WE HAVE RAISED CAPITAL DURING THE NINE MONTHS ENDED JANUARY 31, 2002 AND THE YEAR ENDED APRIL 30, 2001, WHICH HAS RESULTED IN DILUTION TO OUR EXISTING SHAREHOLDERS. THIS WAS NECESSARY IN ORDER TO PROVIDE NECESSARY WORKING CAPITAL AND WE MAY BE REQUIRED TO RAISE ADDITIONAL CAPITAL, WHICH MAY RESULT IN SUBSTANTIAL ADDITIONAL DILUTION.

     During the nine months ended January 31, 2002, we issued 494,849 shares of common stock for approximately $473,000 as the result of the exercise of common stock warrants. Included in the exercised common stock warrants were 202,500 Class B warrants.

     On December 13, 2000, we sold 337,500 units consisting of one share of our common stock and two Class B warrants for $675,000 to a group of accredited investors. As a result of subsequent adjustments, we issued an additional 112,504 shares of common stock and an additional 675,000 Class B warrants.

     The exercise of the Class B warrants, and/or the Class C warrants may provide us with some additional financing, but it is likely that no warrants will be exercised unless the market price is in excess of the exercise price ($1.50 per share for the Class B warrants, and $2.50 per share for the Class C warrants). Any such exercise will result in additional dilution to our shareholders.

     Furthermore, our efforts to raise working capital have resulted in dilution adjustments to our outstanding common stock warrants associated with the preferred stock private placement completed on July 29, 1999. These dilution adjustments did not result in any additional investment in Isonics, but resulted in the issuance of 604,649 additional common stock warrants for no additional consideration and reduced the exercise price to $2.97 for all related common stock warrants.

     In addition to anti-dilution rights, there are provisions associated with the preferred stock private placement completed on July 29, 1999 that if triggered, would reduce the current conversion price and effectively allow the preferred shares to convert to common stock at a ratio greater than a one for one basis.

As a result of the granting of restricted common stock and stock options at $1.01 per share to a company employee, the preferred stock is now convertible at approximately 1.49 shares of common stock for each share of Series A Convertible Preferred Stock outstanding. As of February 28, 2002 there were 963,666 shares of Series A Convertible Preferred Stock outstanding.

     If we are successful in raising additional working capital, our shareholders may incur additional dilution adjustments. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS," AND "BUSINESS."

OPERATIONS IN RUSSIA, THE REPUBLIC OF UZBEKISTAN, AND THE REPUBLIC OF GEORGIA MAY BE DISRUPTED BECAUSE OF A VOLATILE POLITICAL AND ECONOMIC CLIMATE BEYOND OUR CONTROL, WHICH COULD ADVERSELY AFFECT OUR SUPPLY OF RAW MATERIALS.

     Operations in Russia, the Republic of Uzbekistan, and the Republic of Georgia entail risks. The former republics of the Soviet Union including Uzbekistan and Georgia are experiencing political, social and economic change as they obtain independence from the former central government in Moscow. Some of the republics, including Russia, Uzbekistan and Georgia, are attempting to transition from a central-controlled economy toward a market-based economy. These changes have involved, in some cases, armed conflict and the risk of continued instability has increased since the terrorist attacks on the United States of September 11, 2001. Although Uzbekistan borders Afghanistan, the conflict in Afghanistan has not impacted our supply of isotopes. Political or economic instability in these republics may continue or worsen. The price, availability, quality, quantity, ability to export and supply of stable and radioactive isotopes could be directly affected by political, economic and military conditions in Russia, Uzbekistan and Georgia.

     We are dependent on suppliers from Russia, Uzbekistan, and Georgia for approximately 90% of our stable isotopes and 90% of our radioisotopes. Accordingly, our operations could be materially adversely affected if hostilities in Russia, Uzbekistan, or Georgia should occur, if trade between Russia, Uzbekistan and/or Georgia and the United States were interrupted or ceased, if political conditions in Russia, Uzbekistan or Georgia disrupt transportation or processing of our goods, if laws or government policies concerning foreign business operations in Russia, Uzbekistan or Georgia change substantially, or if tariffs are introduced. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS" AND "BUSINESS."

BECAUSE WE DEPEND UPON FEW CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR REVENUES, OUR BUSINESS MAY BE MATERIALLY AND ADVERSELY AFFECTED IF WE LOSE ANY ONE OF THESE CUSTOMERS

     Three customers (Perkin Elmer Life Sciences, Eastern Isotopes, and Reviss Ltd.) accounted for approximately 24%, 19% and 5%, respectively, of net revenues for the nine months ended January 31, 2002. Two customers (Perkin Elmer Life Sciences and Reviss Ltd.) accounted for approximately 38% and 11%, respectively, of the German segment's revenue for the nine months ended January 31, 2002. Five customers (Perkin Elmer Life Sciences, Eastern Isotopes, Reviss Ltd., Commisariat and IPL) accounted for approximately 16%, 9%, 7%, 5% and 4%, respectively of net revenues for the year ended April 30, 2001. Two customers (Perkin Elmer Life Sciences and Reviss Ltd.) accounted for approximately 24% and 11%, respectively of the German segment's net revenues for the year ended
April 30, 2001. While our goal is to diversify our customer base, we expect to continue to depend upon a relatively small number of customers for a significant percentage of our revenues for the foreseeable future. Significant reductions in sales to any of our large customers have had, and may in the future have, a material adverse effect on us by reducing our revenues and our gross margins. Present or future customers could terminate their purchasing patterns with us or significantly change, reduce or delay the amount of isotope or other products ordered from us. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS" AND "BUSINESS."

IF DEMAND FOR OUR PRODUCT GROWS SUDDENLY, WE MAY LACK THE RESOURCES TO MEET DEMAND OR WE MAY BE REQUIRED TO INCREASE OUR CAPITAL SPENDING SIGNIFICANTLY

     We have experienced, and may again experience, periods of rapid growth that place a significant strain on our financial and managerial resources. Through our marketing efforts we have increased the number and type of products we offer to our customers in our effort to replace the cash flow reduction that occurred as a result of the sale of our depleted zinc operations, and we are continuing to look for new products to offer. Through our research and development efforts we are also attempting to develop additional products and lines of business. Our ability to manage growth effectively, particularly given our increasing scope of operations, will require us to continue to implement and improve our management, operational and financial information systems, and will require us to develop the management skills of our personnel and to train, motivate and manage our employees. Our failure to effectively manage growth could increase our costs of operations and reduce our margins and liquidity, which could have a material adverse effect on our business, financial condition and results of operations. SEE "BUSINESS."

BECAUSE WE ARE DEPENDENT UPON OUR KEY PERSONNEL FOR OUR FUTURE SUCCESS, IF WE FAIL TO RETAIN OR ATTRACT KEY PERSONNEL, OUR BUSINESS WILL BE ADVERSELY AFFECTED

     Our future success will depend in significant part upon the continued service of our key technical, sales and senior management personnel, including James E. Alexander, our President and Chief Executive Officer; Boris Rubizhevsky, our Senior Vice President, Isotope Production and Supply; Daniel Grady, Vice President, Life Sciences, Stephen Burden, Vice President, Semiconductor Materials, and Hans Walitzki, Vice President, Advanced Wafer Technology. We have obtained $1,000,000 of key man life insurance on the lives of Mr. Alexander and Mr. Rubizhevsky. Currently neither Mr. Alexander nor Mr. Rubizhevsky are covered by employment agreements and the compensation committee has not yet determined if they will issue new contracts. Mr. Grady and Mr. Burden are covered by employment agreements with an indefinite term that provides at-will employment, terminable at any time by either party. Mr. Walitzki is covered by an employment agreement through November 2006.

     We believe that our future success will also depend upon our ability to attract and retain other qualified personnel for our operations. The failure to attract or retain such persons could materially adversely affect our business, financial condition and results of operations. SEE "MANAGEMENT."

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY, WHICH WOULD REDUCE OUR COMPETITIVE ADVANTAGE

     We rely primarily on a combination of patents and patent applications, trade secrets, confidentiality procedures, and contractual provisions to protect our technology. Despite our efforts to protect our technology, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our technology and products is difficult. In addition, the laws of many countries do not protect our rights to information, materials and intellectual property that we regard as proprietary, and that are protected under the laws of the United States. We may not be able to protect our proprietary interests, or our competitors may independently develop similar technology or intellectual property. If either one of these situations occurs, we may lose existing customers and our business may suffer. SEE "BUSINESS."

     The validity of any of the patents licensed to us, or that may in the future be owned by us, may not be upheld if challenged by others in litigation. Further, our products or technologies, even if covered by our patents, may infringe upon patents owned by others. We could incur substantial costs in defending suits brought against us, or any of our licensors, for infringement, in suits by us against others for infringement, or in suits contesting the validity of a patent. Any such proceeding may be protracted. In any suit contesting the validity of a patent, the patent being contested would be entitled to a presumption of validity and the contesting party would be required to demonstrate invalidity of such patent by clear and convincing evidence. If the outcome of any such litigation were adverse to our interests, our liquidity and business operations would be materially adversely affected.

WE FACE TECHNOLOGICAL CHANGE AND INTENSE COMPETITION BOTH DOMESTICALLY AND INTERNATIONALLY WHICH MAY ADVERSELY AFFECT OUR ABILITY TO SELL OUR PRODUCTS PROFITABLY

     Although we do not believe that any entity produces a complete range of stable enriched isotopes for commercial sale, many of our competitors have significantly greater funding than do we and may be able to develop products which are competitive with our products. SEE "BUSINESS."

     Further, it is possible that future technological developments may occur. The market for our isotope products is characterized by rapidly evolving technology and continuing process development. Our future success will depend upon our ability to develop and market isotope products that meet changing customer and technological needs on a cost effective and timely basis. Specifically, the failure by Eagle-Picher to provide us with silicon-28 has hindered, and may continue to hinder, our research and development activities, which then negatively affects our ability to remain competitive. If we fail to remain competitive by anticipating the needs of our customers and our customers contract with other suppliers, our revenues and resulting cash flow could be materially and adversely affected.

WE COULD BE SUBJECT TO ENVIRONMENTAL REGULATION BY FEDERAL, STATE AND LOCAL AGENCIES, INCLUDING LAWS THAT IMPOSE LIABILITY WITHOUT FAULT, WHICH COULD PRODUCE WORKING CAPITAL SHORTAGES AND LESSEN SHAREHOLDERS' EQUITY.

     We could become subject to a variety of federal, state, and local environmental regulations relating to the use, storage, discharge and disposal of hazardous chemicals used during the isotope product delivery and manufacturing process, although we do not believe that there is any such regulation directly applicable to our current operations. Regulations that become applicable to our operations in the future could restrict our ability to expand our facilities or could require us to acquire costly equipment or to incur other significant expenses to comply with governmental regulations. Historically, our costs of compliance with environmental regulations have not been significant. In the quarter ended October 31, 2000, we recognized a $270,000 expense to remediate the Golden, Colorado facility. The lease and this liability were assumed by the buyers of IPRC effective February 1, 2001. SEE "BUSINESS."

WE ARE CONTROLLED BY ONLY A FEW OFFICERS AND DIRECTORS AND, CONSEQUENTLY, PURCHASERS OF OUR SHARES WILL HAVE VERY LITTLE ABILITY TO ELECT OR CONTROL OUR MANAGEMENT

     Even if all outstanding warrants and stock options are exercised and convertible securities are exchanged for common stock, our directors and officers will beneficially own 29.2% of the outstanding shares of common stock as of February 28, 2002, and, accordingly, may have the ability to elect a majority of the directors of Isonics and otherwise control the company. As a result, such persons, acting together, will have the ability to substantially influence all matters submitted to stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of substantially all of our assets, and to control our management and affairs. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation or takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would be beneficial to other stockholders. SEE "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

WE RISK EXPOSING OURSELVES TO AN ABOVE-POLICY LIMIT PRODUCT LIABILITY CLAIM, WHICH COULD ADVERSELY AFFECT OUR WORKING CAPITAL, SHAREHOLDERS' EQUITY AND PROFITABILITY

     The use of our radioisotopes in radiopharmaceuticals and in clinical trials may expose us to potential product liability risks that are inherent in the testing, manufacture, marketing, and sale of human diagnostic and therapeutic products. We currently have product liability insurance; however, there is a risk that our insurance would not cover completely or would fail to cover a claim, in which case we may not have the financial resources to satisfy such claims, and the payment of claims would require us to use funds that are otherwise needed to conduct our business and make our products. SEE "BUSINESS."

OUR COMMON STOCK IS VULNERABLE TO PRICING AND PURCHASING ACTIONS THAT ARE BEYOND OUR CONTROL AND, THEREFORE, PERSONS ACQUIRING OUR SHARES OR WARRANTS MAY BE UNABLE TO RESELL THEIR SHARES OR WARRANTS AT A PROFIT AS A RESULT OF THIS VOLATILITY

     The trading price of our securities has been subject to wide fluctuations in response to quarter-to-quarter variations in our operating results, our announcements of technological innovations or new products by us or our competitors, and other events and factors. The securities markets themselves have from time to time and recently experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. Announcements of delays in our testing and development schedules, technological innovations or new products by us or our competitors and developments or disputes concerning patents or proprietary rights could have a significant and adverse impact on such market prices. Regulatory developments in the United States and foreign countries, public concern as to the safety of products containing radioactive compounds, economic and other external factors, all affect the market price of our securities. IN ADDITION, THE REALIZATION OF ANY OF THE RISKS DESCRIBED IN THESE "RISK FACTORS" COULD HAVE A SIGNIFICANT AND ADVERSE IMPACT ON SUCH MARKET PRICES. SEE "MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS."

SEC PENNY STOCK REGULATIONS MAY LIMIT THE ABILITY TO TRADE OUR SECURITIES ON THE NASDAQ SMALL CAP MARKET

     Although our common stock is currently quoted on the Nasdaq SmallCap Stock Market, our common stock has in the past been subject to additional disclosure requirements for penny stocks mandated by the Securities Enforcement Remedies and Penny Stock Reform Act of 1990. The SEC Regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share. We have, at times in the past, been included within the SEC Rule 3a-51 definition of a penny stock. When our common stock is considered to be a "penny stock", trading is covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, for non-Nasdaq and non-national securities exchange listed securities.

     Under this rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written disclosure to, and suitability determination for, the purchaser and receive the purchaser's written agreement to a transaction prior to sale. The regulations on penny stocks limit the ability of broker-dealers to sell our common stock and thus the ability of purchasers of our common stock to sell their securities in the secondary market. To the extent we are able to maintain our listing on the Nasdaq SmallCap Stock Market, we will not be subject to these penny stock rules. Reasons for being unable to maintain our listing on the Nasdaq SmallCap Stock Market include:

                - the inability to maintain a bid price for our common stock of $1.00 for the requisite period of time and

                - the inability to maintain either the minimum Stockholders' equity, market capitalization or net income along with the required number of market makers and shareholders necessary for listing.

     We currently satisfy all requirements for continued listing on the Nasdaq SmallCap Market, although the volatility of our stock prices and our financial condition may result in our failing to meet Nasdaq's requirements at some future date. The time required for meeting these thresholds is contingent on any action (or inaction) by Nasdaq with respect to our listing. SEE "MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS."

FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE

     Our stock price may decline by future sales of our shares or the perception that such sales may occur. As of February 28, 2002, approximately 5,930,859 shares of common stock held by existing stockholders constitute "restricted shares" as defined in Rule 144 under the Securities Act. The restricted shares may only be sold if they are registered under the Securities Act, or sold under Rule 144, or another exemption from registration under the Securities Act.

     Approximately 85% of the restricted shares of our common stock are either eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders. We are unable to estimate the amount, timing, or nature of future sales of outstanding common stock. Sales of substantial amounts of our common stock in the public market may cause the stock's market price to decline. SEE "SHARES AVAILABLE FOR FUTURE SALE."

OUTSTANDING SERIES A PREFERRED STOCK, OPTIONS AND WARRANTS MAY MAKE IT DIFFICULT FOR US TO OBTAIN ADDITIONAL CAPITAL ON REASONABLE TERMS

     As of February 28, 2002, we had outstanding preferred stock convertible into, and options and warrants to purchase, an aggregate of 8,373,140 shares of common stock. As long as these shares of Series A convertible preferred stock remain outstanding and the options and warrants remain unexercised, the terms under which we could obtain additional capital may be adversely affected because any new investors will perceive that these lower priced securities offer a risk of substantial potential dilution. Depending on the market price for our common stock as reported by Nasdaq and other sources, new investors frequently prefer to negotiate prices that are at or below the conversion price or exercise price of existing securities. SEE "ISONICS' CAPITAL STOCK."

PROVISIONS IN OUR CHARTER DOCUMENTS COULD PREVENT OR DELAY A CHANGE IN CONTROL, WHICH COULD DELAY OR PREVENT A TAKEOVER

     Our Articles of Incorporation authorize the issuance of "blank check" preferred stock with such designations, rights, and preferences, as may be determined by our Board of Directors. Accordingly, the Board of Directors may, without shareholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could also be issued to discourage, delay, or prevent a change in our control, although we do not currently intend to issue any additional series of our preferred stock. See "ISONICS' CAPITAL STOCK."

PROVISIONS IN OUR BYLAWS PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS TO THE FULL EXTENT PERMITTED BY CALIFORNIA LAW, WHICH COULD REQUIRE US TO DIRECT FUNDS AWAY FROM OUR BUSINESS AND PRODUCTS

     Our Bylaws provide for indemnification of officers and directors to the full extent permitted by California law, our state of incorporation. We may be required to pay judgments, fines, and expenses incurred by an officer or director, including reasonable attorneys' fees, as a result of actions or proceedings in which such officers and directors are involved by reason of being or having been an officer or director. Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the operation of our business and the development of our products, thereby affecting our ability to attain profitability. This could cause our stock price to drop.

FORWARD-LOOKING STATEMENTS MAY PROVE TO BE INACCURATE

     In our effort to make the information in this report more meaningful, this report contains both historical and forward-looking statements. All statements other than statements of historical fact are forward-looking statements within the meanings of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this report are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events.

     The forward-looking statements generally can be identified by the use of terms such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Furthermore, statements that describe our objectives, plans, or goals are, or may be, forward-looking statements.

     Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Isonics to be different from any future results, performance and achievements expressed or implied by these statements.

     These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in the forward-looking statements in this prospectus. Other unknown or unpredictable factors also could have material adverse effects on the future results of Isonics.

PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS, COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

(a) AND (b)  IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all the Directors and Executive Officers of Isonics, and the positions held by each such person as of February 28, 2002. The directors each serve until their successors are duly elected and qualified; officers are appointed by, and serve at the pleasure of, the Board of Directors.

NAME                               AGE    POSITION
----                               ---    --------
James E. Alexander                 53     President,  Chief Executive Officer,  Treasurer, and Chairman
                                          of the Board

Boris Rubizhevsky                  51     Senior Vice President, Vice Chairman and Director

Daniel J. Grady                    47     Vice President, Life Sciences, Manager of Chemotrade.

Stephen J. Burden                  53     Vice President, Semiconductor Materials

John V. Sakys                      33     Vice President, Chief Financial Officer and Secretary

Hans Walitzki                      46     Vice President, Advanced Wafer Technology

Lindsay A. Gardner (1)(2)          50     Director

Richard Parker (1)(2)              58     Director

Larry J. Wells (1)(2)              59     Director

(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

              Each of the directors holds office until the next annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Each officer serves at the discretion of the Board.

     JAMES E. ALEXANDER is our co-founder. He has served as our President, Chief Executive Officer and as a director since our inception. Mr. Alexander has worked full-time for Isonics since January 1994. From June 1972 to December 1993, he worked in a variety of technology positions at General Electric Corporation in the aircraft engine and nuclear power divisions, most recently as Manager of Technology Programs. Mr. Alexander received his Bachelors degree in Metallurgical Engineering from the University of Cincinnati and performed graduate work in materials science there. He earned a Masters degree in Business Administration from Santa Clara University.

     BORIS RUBIZHEVSKY is a co-founder of Isonics and has been Senior Vice President and a director since our inception. Mr. Rubizhevsky became Vice Chairman in March 1997 and has worked exclusively for Isonics during this time. From November 1986 through December 1994, he owned and operated SAR Marketing, a consulting firm providing business advice and services to large multinational corporations. From June 1977 to May 1986, Mr. Rubizhevsky worked at General Electric Corporation as Business

Development Manager in various international locations. He received his Bachelors degree in Engineering from Stevens Institute of Technology.

     DR. DANIEL J. GRADY joined us as Vice President, Life Sciences in 1995 and became manager of our Chemotrade subsidiary in January 2002. From March 1994 through September 1995, Dr. Grady was Vice President of Research and Development at Sopha Medical Systems, a medical diagnostic imaging equipment manufacturer. From April 1991 until March 1994, he served as Marketing Manager, Nuclear Energy for General Electric Corporation. From May 1988 through March 1991, Dr. Grady served as Software Engineer Manager, Nuclear Medicine for General Electric in England. From October 1984 through May 1988, he served as Clinical Applications Manager for General Electric Nuclear Medicine. Between June 1981 and
October 1984, he served as Engineering Analysis Section Head for TRW. Dr. Grady received his Bachelors and Masters degrees and Ph.D. in Nuclear Engineering from the University of Michigan.

     DR. STEPHEN J. BURDEN joined us in January 1997 as Director of Research & Development. He was promoted to Vice President, Semiconductor Materials effective January 1, 1999. From 1993 to 1997, Dr. Burden was Director of Product Development at SP3, Inc., a manufacturer of diamond-coated tools. From 1984 to 1993, he was Manager of Advanced Materials R&D at GTE Valenite, a subsidiary of GTE Corporation, a manufacturer of cutting tools. From 1974 to 1984, Dr. Burden was employed by General Electric Corporation in various capacities. Dr. Burden received his Ph.D. and Masters of Science degrees in Materials Science and Engineering from Drexel University, and his Bachelors degree in Science Engineering from Northwestern University. Dr. Burden also has an MBA from the University of Michigan.

     JOHN SAKYS joined us in May 2001 as Controller. He was promoted to Vice President, Chief Financial Officer effective September 3, 2001. From
September 2000 to April 2001 Mr. Sakys was controller of AuraServ Communications. From July 1998 to September 2000 Mr. Sakys was Director of Financial Reporting for Media One, Inc. From December 1994 to July 1998 Mr. Sakys was an audit manager at Ernst and Young LLP. From September 1990 to December 1994 Mr. Sakys was employed at Arthur Andersen LLP in various capacities. Mr. Sakys received his Bachelors degree in Business Economics with an emphasis in accounting from the University of California at Santa Barbara and is a Certified Public Accountant.

     DR. HANS WALITZKI joined us in November 2001 as Vice President, Advanced Wafer Technology. He was employed as a vice president, chief technology officer, and Chairman of the Board of Directors of Silicon Evolution, Inc. (of Vancouver, Washington) from its formation in February 1999 until November 2001. Silicon Evolution filed a petition for relief under chapter 7 (liquidation) of the United States Bankruptcy Code in December 2001. Before that (from March 1982 until February 1999), Dr. Walitzki was employed at Wacker Siltronic Corporation in Portland, Oregon and its parent Wacker Siltronic AG in Germany. Dr. Walitzki received his Masters degree in Physics from Bonn University, Germany in 1980 and he received his Ph.D. in Physics from Bonn University in 1982.

     LINDSAY A. GARDNER was elected a director in September 1993. Ms. Gardner is currently Director, Corporate Development and Strategic Planning for Menasha Corporation. From 1991 to 2001, Ms. Gardner was President of LG Associates, a U.S.-based management consulting firm providing strategic planning and materials management expertise to foreign company affiliates of U.S. companies in developing countries. During her tenure at LG Associates, Ms. Gardner resided in Moscow, Russia from September 1991 to January 1994, and Beijing, China from January 1994 to April 2000. She currently resides in Appleton, Wisconsin. From 1977 to 1991, Ms. Gardner worked for General Electric Corporation in a variety of management and functional positions including international marketing, quality assurance and supply chain management. Ms. Gardner received a Bachelors degree in International Economics from The George Washington University Elliott School of International Affairs and earned a Masters of Business Administration from the University of Louisville.

     RICHARD PARKER has served as a director since August 1998. Mr. Parker is presently Vice-President of Distribution Sales for Cypress Semiconductor and has held that position since December 1997. Previously, Mr. Parker was Director of Sales for Cypress from April 1984 to December 1997. Prior to joining Cypress, he held various sales and marketing management positions at Fairchild Semiconductor from 1973 to 1984. He received a Bachelors degree in Education from the University of North Dakota.

     LARRY J. WELLS was elected a director of Isonics in January 2000. Since 1989, Mr. Wells has been a general partner of SVP Management Company, the management company for Sundance Venture Partners, L.P., a venture capital fund. From 1983 to 1989, Mr. Wells served as Vice President of Citicorp Venture Capital. He left Citicorp to become Senior Vice President of Inco Venture Capital. Mr. Wells is also a director of Cellegy Pharmaceuticals, Identix, Inc., as well as several privately held companies. Mr. Wells received his Bachelors degree in Economics and earned a masters degree in Business Administration from Stanford University. Mr. Wells was previously a director of Isonics from September 1996 through December 1998.

(c), (d), AND (e) There are no significant employees who are not also directors or executive officers. There were and are no family relationships among the officers, directors or any person chosen by Isonics to become a director or officer. No arrangement exists between any of the above officers and directors pursuant to which any one of those persons was elected to such office or position. None of our directors is also a director of another company which has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, or which is subject to the reporting requirements of Section 15(d) of that act.

(f)  INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     Based on information submitted by the directors and executive officers, none of the directors or executive officers are involved in, or have been involved in, legal proceedings during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer.

(g)  PROMOTERS AND CONTROL PERSONS.

     Not applicable.

(h)  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) DISCLOSURE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires Isonics' directors, executive officers and persons who own more than ten percent of a registered class of Isonics' equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Isonics. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish Isonics with copies of all Section 16(a) forms they file.

     To our knowledge, based upon a review of the copies of such reports furnished to us and based upon written representations that no other reports were required, all Section 16(a) filing requirements applicable to Isonics' officers, directors and greater than ten percent beneficial owners were complied with exception (or in addition) to the following during the fiscal year ended April 30, 2001 and subsequently:

1. Mr. Alexander filed a From 4 for September 2001 on a timely basis. However, the SEC refused to accept Mr. Alexander's filing and notified Mr. Alexander almost one month later. Mr. Alexander immediately complied with the SEC's request to file a new form. Although Mr. Alexander has requested the SEC to honor the original filing date, the SEC has not yet acted on this request. If the SEC does not grant Mr. Alexander's request, his September 2001
     Form 4 may be considered a late
     filing despite his actually filing the Form within the prescribed time period.

2. Mr. Wells filed Form 4s on December 14, 2001 reporting transactions that took place in November 2001, and June, July, August and September 2000.

3. Dr. Cuttriss and his affiliate, Metallurgy International, Inc., jointly filed a Form 3 in February 2000. Dr. Cuttriss became subject to the Section 16(a) reporting requirements when he became an executive officer of Isonics in May 1998. A joint filing of two Form 4s was also made in February 2000 reporting transactions that occurred in July 1999 and September 1999, which Dr. Cuttriss amended in May 2000. Dr. Cuttriss and Metallurgy International are no longer affiliates of Isonics effective February 1, 2001.

4. Mr. Herbert Hegener filed Forms 4 in August 2000 reporting sales that took place in May, June and July of 2000.

5. Eagle-Picher Technologies, LLC became subject to the Section 16(a) reporting requirements when it became a greater than 10% beneficial owner in December 1999. Eagle-Picher filed a Form 3 in March 2000. Eagle-Picher attempted to exercise warrants in March 2000 but, to our knowledge has not yet filed a Form 4 reporting the attempted exercise. Eagle-Picher has also not yet filed an amendment to its Schedule 13D reporting this attempted exercise. In February 2001 we cancelled the shares (subsequent to canceling the warrant) and we have notified Eagle-Picher of the cancellation. To the knowledge of Isonics, Eagle-Picher has not filed any report with the Securities and Exchange Commission regarding the cancellation of the shares.

6. Mr. Alexander filed a Form 4 after July 10, 2000, reporting a transfer of 536,000 shares in June 2000. Mr. Alexander transferred 500,000 of these shares to his wife who continues to own these shares.

SHORT-SWING LIABILITY

     On behalf of Metallurgy International, Inc., an affiliate of Dr. Cuttriss, but without authorization from Dr. Cuttriss or Isonics, a broker-dealer sold and purchased shares of Isonics common stock in July and September 1999, respectively. With authorization from Dr. Cuttriss and Isonics, Metallurgy International, Inc. sold additional shares in February and March 2000. As a result, Isonics raised the concern that Dr. Cuttriss may have obtained a short-swing profit. Subsequently, Isonics received an opinion of counsel in which counsel opined that "a court would likely not impose liability on [Dr.] Cuttriss for the unauthorized July 1999 and September 1999 transactions under
Section 16(b) of the Securities Exchange Act of 1934." Dr. Cuttriss and his affiliate, Metallurgy International, Inc., jointly filed two Form 4s in February 2000 reporting these transactions. Dr. Cuttriss amended these forms in May 2000. Effective February 1, 2001, Dr. Cuttriss and Metallurgy are no longer affiliates of Isonics and, therefore, are no longer subject to the reporting requirements of Section 16(a).


ITEM 10. EXECUTIVE COMPENSATION

(a) AND (b)  SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding compensation awarded, paid to, or earned by the chief executive officer and the other principal officers of Isonics for the three years ended April 30, 1999, 2000, and 2001. No other executive officer earned salary and bonus compensation exceeding $100,000 during any of those years. This includes all compensation paid to each by Isonics and any subsidiary.


                                ANNUAL COMPENSATION                     LONG-TERM
                                -------------------                     COMPENSATION AWARDS
                                                                        -------------------
                                                                        AWARDS                        PAYOUT
                                                                        ------                        ------
                                                                                      SECURITIES
                                                                        ($)           UNDERLYING
NAME AND             FISCAL     ($)         ($)            ($)          RESTRICTED    OPTIONS &       LTIP       ALL OTHER
PRINCIPAL POSITION   YEAR       SALARY      BONUS          OTHER(a)     AWARDS        SARS (#)                   COMPENSATION
------------------   ----       -------     -------        --------     ------        --------                   ------------

James E.             1999       200,000      50,000        35,016(f)         0          25,000(o)       0                0
  Alexander          2000       212,000     172,549(d)     39,280(g)         0               0          0                0
President &          2001       240,000           0         6,704(h)         0               0          0                0
CEO
Boris                1999       184,100      45,000        25,404(f)         0          22,500(p)       0                0
  Rubizhevsky        2000       191,000     147,670(e)     28,185(i)         0               0          0                0
Senior Vice          2001       216,000           0        14,280(j)         0               0          0                0
President
Stephen J.           1999             0           0             0            0         121,458(r)       0                0
  Burden,            2000       125,000           0        23,452            0               0          0                0
Vice President (b)   2001       125,000           0         9,750(m)         0               0          0                0

Daniel J. Grady      1999       127,188      16,000             0            0          15,625(q)       0                0
Vice President       2000       125,000      10,271        23,833(k)         0               0          0                0
                     2001       143,208           0        13,320(l)         0               0          0                0

Brantley J.          1999        22,182           0             0            0         116,000(s)       0                0
  Halstead,          2000       102,000      16,000         3,870            0          25,000(t)       0                0
Vice President (c)   2001       122,000      24,000        12,330(n)         0               0          0                0

(a) Excludes other compensation, the aggregate amount of which does not exceed the lesser of $50,000 or 10% of such named Executive Officers' annual compensation.
(b)  Dr. Burden became an officer of Isonics effective January 1999.
(c) Mr. Halstead became an officer of Isonics in February 1999, upon his joining Isonics as Chief Financial Officer. Mr. Halstead was promoted to Vice President, Finance in January 2000. Mr. Halstead resigned effective May 1, 2001.
(d) Mr. Alexander's amount includes $133,451 for forgiveness of a loan owed to Isonics, and $39,098 to pay applicable payroll taxes on a stock bonus granted in January 1999. Please see "CORPORATE LOANS TO OFFICERS."
(e) Mr. Rubizhevsky's amount includes $113,598 for forgiveness of a loan owed to Isonics, and $29,072 to pay applicable taxes on stock bonus granted in January 1999, and a $5,000 additional cash bonus. Please see "CORPORATE LOANS TO OFFICERS."
(f) Mr. Alexander's amounts represent $35,016 for interest and taxes payable as a result of a loan in fiscal year 1999. Mr. Rubizhevsky's amounts represent $25,404 for interest and taxes payable as a result of a loan in fiscal year 1999.
(g) Mr. Alexander's amount includes $26,543 for accrued vacation that was paid in December 1999, $9,487 car allowance, and $3,250 employer matching contribution to Isonics' 401k plan.
(h) Mr. Alexander's amount includes $1,704 car allowance and $5,000 employer matching contribution to Isonic's 401k plan.

(i) Mr. Rubizhevsky's amount includes $15,005 for accrued vacation that was paid in December 1999, $9,000 car allowance, and $4,180 employer matching contribution to Isonics' 401k plan.
(j) Mr. Rubizhevsky's amount includes $9,000 car allowance and $5,280 employer matching contribution to Isonic's 401k plan.
(k) Dr. Grady's amount includes $12,020 for accrued vacation that was paid in December 1999, $9,000 car allowance, and $2,813 employer matching contribution to the Isonics' 401k plan.
(l) Dr. Grady's amount includes $9,000 car allowance and $4,320 employer matching contribution to Isonics 401k plan.
(m) Dr. Burden's amount includes $6,000 car allowance and $3,750 employer matching contribution to Isonics 401k plan.
(n) Mr. Halstead's amount includes $9,000 car allowance and $3,330 employer matching contribution to Isonics 401k plan.
(o) Options to purchase 25,000 shares of common stock were granted in April 1999, as consideration for delaying salary in March and April 1999, and are currently exercisable at $1.4375 per share and expire April 26, 2004.
(p) Options to purchase 22,500 shares of common stock were granted in April 1999, as consideration for delaying salary in March and April 1999, and are currently exercisable at $1.4375 per share and expire April 26, 2004.
(q) Options to purchase 15,625 shares of common stock were granted in April 1999, as consideration for delaying salary in March and April 1999, and are currently exercisable at $1.4375 per share and expire April 26, 2004.
(r) Options to purchase 100,000 shares of common stock were granted in January 1999 as consideration for Dr. Burden's promotion to vice president in January 1999, with an exercise price of $1.10 per share (of which 80,000 have vested as of February 28, 2002, and continue to vest at a rate of 5%, or 5,000, per quarter). Options to purchase 21,458 shares of common stock were granted in April 1999 as consideration for delaying salary in March and April 1999, and are currently exercisable at $1.4375 per share and expire April 26, 2004.
(s) Options to purchase 100,000 shares of common stock were granted in February 1999, as consideration for Mr. Halstead joining the Company as Chief Financial Officer, with an exercise price of $2.5625 per share. As a result of Mr. Halstead's resignation, his unexercised options expired July 31, 2001.
(t) Options to purchase 25,000 shares of common stock were granted in January 2000, as consideration for Mr. Halstead's promotion to Vice President in January 2000. As a result of Mr. Halstead's resignation, his unexercised options expired July 31, 2001.

     In October 1996, we adopted an employee benefit plan under Internal Revenue Code Section 401(k). The 401(k) plan is a profit sharing plan under which both employees and Isonics are entitled to contribute a portion of compensation and earnings, respectively, to investment funds to supplement employee retirement benefits. On November 1, 1999, the Isonics Corporation 401(k) plan was merged with the IPRC 401(k) plan and Isonics has continued that plan.

     We do not have written plans to pay bonuses or deferred compensation to our employees except those expressly stated in the following sections.

     We have adopted medical, dental, and life insurance plans for our employees and their dependents at our cost. In some cases, we also provide discretionary disability and other insurance plans for the benefit of our employees.

(c) Options/SAR Grants in Last Fiscal Year

     (i) STOCK OPTIONS AND OPTION PLANS

     We grant options to executive officers, employees, and consultants under the following plans (collectively the "Plans"):

     (A) 1996 STOCK OPTION PLAN. Although this plan has been terminated, there are options outstanding.

     (B) 1996 EXECUTIVES' EQUITY INCENTIVE PLAN. The Executives' Plan authorized the grant of options to purchase 2,000,000 stock options. The options granted may be either incentive stock options, if they meet the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options.

     (C) 1996 EQUITY INCENTIVE PLAN. The Employees' Plan authorized the grant of options to purchase 1,000,000 stock options. The options granted may be either incentive stock options, if they meet the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options.

     (D) 1998 EMPLOYEE STOCK PURCHASE PLAN. The Stock Purchase Plan authorized employee purchase of up to 200,000 shares of Isonics common stock.

     As of February 28, 2002, options to purchase a total of 863,125 shares, 101,458 shares, and 358,769 shares respectively, were outstanding under the Executives' Plan, Employees' Plan, and 1996 Stock Option Plan, and options to purchase 839,417, 839,362, and 0 shares, respectively, remained available for grant.

     Except for the Director's Plan, we have not adopted any other stock option or stock appreciation rights plan. SEE "COMPENSATION OF DIRECTORS."

     (ii) Option Grants

     There were no options granted to executive officers named in the compensation table during the fiscal year ended April 30, 2001. We did not grant any stock appreciation rights to any person during fiscal year 2001 or subsequently. We granted stock options to executives during fiscal 2002 as follows:

----------------------------------------------------------------------------------------------------------------
                                   Number of Options           Exercise Price                  Term
----------------------------------------------------------------------------------------------------------------
James E. Alexander                      100,000                     $1.17                November 12, 2006
----------------------------------------------------------------------------------------------------------------
Boris Rubizhevsky                       100,000                     $1.17                November 12, 2006
----------------------------------------------------------------------------------------------------------------
Daniel J. Grady                         100,000                     $1.06                November 12, 2011
----------------------------------------------------------------------------------------------------------------
Stephen J. Burden                       100,000                     $1.06                November 12, 2011
----------------------------------------------------------------------------------------------------------------
Hans Walitzki                           200,000                     $1.01                December 1, 2006
----------------------------------------------------------------------------------------------------------------
John Sakys                              100,000                     $1.69                  May 22, 2011
----------------------------------------------------------------------------------------------------------------

     In November 2001 we granted Hans Walitzki 200,000 shares of restricted common stock which vests in different increments over five years.

     In January 2002 we granted Daniel Grady 25,000 shares of restricted common stock which vested immediately.

(d) AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     Mr. Halstead exercised 16,000 stock options for cash in October 2000. These stock options were granted in April 1999, and approved by the board of directors in October 1999. No other officer exercised employee stock options during the fiscal year ended April 30, 2001, or subsequently.

     The following table sets forth information regarding the year-end value of options being held by the Chief Executive Officer and the other such named officers and persons on April 30, 2001.

                                                              NUMBER OF SECURITIES           VALUE OF UNEXERCISED IN-THE-
                                                              UNDERLYING UNEXERCISED         MONEY OPTIONS/STOCK
                                 SHARES                       OPTIONS/STOCK APPRECIATION     APPRECIATION RIGHTS AT APRIL
NAME AND                         ACQUIRED ON      VALUE       RIGHTS AT APRIL 30, 2001       30, 2001 EXERCISABLE/
PRINCIPAL POSITION               EXERCISE (#)     REALIZED    EXERCISABLE/UNEXERCISABLE      UNEXERCISABLE
------------------               ------------     --------                -------------      -------------
James E. Alexander                    0                0            25,000/0                $         0/$0
President & CEO
Boris Rubizhevsky                     0                0            22,500/0                $         0/$0
Senior Vice President (a)
Daniel J. Grady                       0                0           222,965/0                $   174,423/$0
Vice President
Stephen J. Burden                     0                0      167,167/25,720                $27,200/$4,800
Vice President
Brantley J. Halstead             16,000           $16,000      90,000/35,000                $         0/$0
Vice President (b)

(a) Does not include 33,333 warrants obtained in a private transaction completed in July 1999 or the additional 2,123 warrants obtained under anti-dilution provisions in January 2001.

(b) Mr. Halstead resigned effective May 1, 2001. As a result, the 90,000 outstanding stock options held by Mr. Halstead expired July 31, 2001.

(e) LONG TERM INCENTIVE COMPENSATION PLANS, AND DEFINED BENEFIT AND ACTUARIAL PLANS

     Isonics has no long term incentive compensation plans, defined benefit plans, or actuarial plans.

(f)  COMPENSATION OF DIRECTORS

     In January 2000, we agreed to compensate non-employee directors $2,000 for attending Board of Directors' meetings in person, and $500 for attending Board of Directors' meetings telephonically beginning January 1, 2000. Previously we had not compensated our directors for their service as such.

     The 1998 Directors' Plan authorized each person serving as a member of the Board who is not an employee of Isonics to receive options to purchase 20,000 shares of Isonics common stock when such person accepts his position as a Director and to receive an additional option to purchase 10,000 shares when such person is re-elected as a Director provided such person is not an Isonics employee. The exercise price for the options is the Fair Market Value (as defined in the Executives' Plan) on the date such person becomes a director and the options are exercisable for five years from such date. The options granted under the Directors' plan vest immediately upon the date of the grant. In the event a Director resigns or is not re-elected to the Board, failure to exercise the options in three months results in the options' termination prior to the expiration of their term. Although the Directors adopted the plan in 1998, the Board formalized the plan by resolution in January 2000.

     Under the Directors' Plan the following individuals have been granted options through February 28, 2002:

--------------------------------------------------------------------------------------------------------------
             NAME                 SHARES UNDER OPTION        EXERCISE PRICE               EXPIRATION
--------------------------------------------------------------------------------------------------------------
Lindsay Gardner                         20,000                   $ 2.375                 May 21, 2003
--------------------------------------------------------------------------------------------------------------
                                        10,000                   $1.1875               October 5, 2003
--------------------------------------------------------------------------------------------------------------
                                        10,000                   $ 6.250                April 26, 2005
--------------------------------------------------------------------------------------------------------------
                                        10,000                   $2.1875               October 10, 2005
--------------------------------------------------------------------------------------------------------------
                                        10,000                   $  1.06               November 12, 2006
--------------------------------------------------------------------------------------------------------------
Richard Parker                          20,000                   $ 1.656                August 17, 2003
--------------------------------------------------------------------------------------------------------------
                                        10,000                   $1.1875               October 5, 2003
--------------------------------------------------------------------------------------------------------------
                                        10,000                   $ 6.250                April 26, 2005
--------------------------------------------------------------------------------------------------------------
                                        10,000                   $2.1875               October 10, 2005
--------------------------------------------------------------------------------------------------------------
                                        10,000                   $  1.06               November 12, 2006
--------------------------------------------------------------------------------------------------------------
Larry Wells                             20,000                   $7.3125               January 29, 2005
--------------------------------------------------------------------------------------------------------------
                                        10,000                   $ 6.250                April 26, 2005
-------------------------------------------------------------------------------------------------------------
                                        10,000                   $2.1875                October 10, 2005
-------------------------------------------------------------------------------------------------------------
                                        10,000                   $  1.06               November 12, 2006
-------------------------------------------------------------------------------------------------------------

     We do not have any other arrangements pursuant to which we compensate the Directors for acting in their capacities as such.

(g) EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     In September 1997, we entered into employment agreements with James E. Alexander and Boris Rubizhevsky. The agreements had a term of four years and provide for annual salaries of $200,000 and $180,000, respectively, although either Isonics or the individuals may terminate these agreements prematurely in their discretion. By resolution of the Board of the Directors made on January 30, 2000, both Mr. Alexander and Mr. Rubizhevsky received salary increases commencing February 1, 2000, equal to 20% of their current salary, $240,000, and $216,000, respectively. The salary increases were granted in recognition of their performance for Isonics and the fact that neither
Mr. Alexander nor Mr. Rubizhevsky had received salary increases in approximately two and one-half years. Under the agreements, each officer is entitled to receive incentive compensation up to 50% of the officer's annual salary, as we approve, pursuant to such executive compensation plan as we may approve. The agreements provide that upon a termination of employment other than for cause (as defined in the agreements), the officer is entitled to severance compensation of eighteen (18) months of his salary, paid at the same time as salary payments, 25% of the officer's annual prevailing salary, paid upon termination, and in addition all outstanding stock options held by the officer will be accelerated and will become exercisable in full and our right of repurchase will terminate with respect to such shares. The agreements provide for similar accelerated vesting of outstanding stock options upon a change in control of Isonics. These contracts expired in September 2001, and the compensation committee has not yet determined whether to offer new contracts to these officers.

     We have also entered into employment agreements with Dr. Daniel J. Grady, Dr. Stephen J. Burden, Dr. Hans Walitzki, and Mr. John Sakys. The agreements have an indefinite term (except for the agreement with Dr. Walitzki which expires November 2006) and provide for at-will employment, terminable at any time by either party. The agreements provide for a rate of annual compensation, which we will review annually. Under each agreement, Dr. Grady, Dr. Burden, Dr. Walitzki, and Mr. Sakys are entitled to participate in our standard plans and policies. The agreements also include confidentiality and invention assignment provisions. Dr. Cuttriss and Isonics agreed to a cancellation of his previous employment agreement (which extended through September 2003) in connection with our sale of IPRC to a management group that included him.

     At the end of the fiscal year ended April 30, 2001, Mr. Herbert Hegener was covered by an employment agreement extending through December 2001. This agreement expired in accordance with its terms.

(h) REPORT ON REPRICING OF OPTIONS/SARS

     We did not reprice any options or stock appreciation rights during the fiscal year ended April 30, 2001, or subsequently.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

     The following table sets forth information regarding the ownership of the our common stock as of February 28, 2002 by: (i) each director or nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and
(iv) all those known by us to be beneficial owners of more than five percent of our common stock.

                                                                            BENEFICIAL OWNERSHIP
BENEFICIAL OWNER                                                            NUMBER OF SHARES         PERCENT OF TOTAL
----------------                                                            ----------------         ----------------
James E. Alexander (1)                                                       2,035,167               18.6%
Boris Rubizhevsky (2)                                                        1,754,311               16.0%
Stephen J. Burden (3)                                                          390,998                3.5%
Daniel J. Grady (4)                                                            370,886                3.3%
Hans Walitzki(5)                                                               400,000                3.6%
Lindsay Gardner (6)                                                            309,761                2.9%
Richard Parker (7)                                                              60,000                0.6%
Larry Wells (8)                                                                177,241                1.6%
John Sakys (9)                                                                 100,000                0.9%
All executive officers and directors as a group (9 persons).  The            5,598,364               45.7%
address for all of the above directors and executives officers is:
5906 McIntyre Street, Golden, CO 80403
Richard and Ana Grossman, Orin Hirschman, Adam Smith Capital                 2,518,901               18.9%
   Management, Adam Smith Investment Partners, LP, Diamond
   Capital Management Inc., Adam Smith Investments, Ltd., Adam
   Smith & Company, Inc.,(10)
Anfel Trading (11)                                                             754,429                6.7%

  (1) Includes: (i) 125,000 shares of common stock underlying stock options of which 45,000 are vested as of February 28, 2002 and which are currently exercisable; (ii) 45,455 shares of common stock held in the name of The James & Carol Alexander Family Foundation; (iii) 500,000 shares held by wife Carol; (iv) 29,000 shares held by son Jonathan Alexander.
  (2) Includes: (i) 1,524,372 shares of common stock held jointly with wife Nancy Eiden Rubizhevsky; (ii) 122,500 shares of common stock underlying stock options of which 42,500 are vested as of February 28, 2002 and which are currently exercisable; (iii) 42,106 shares of common stock underlying 42,106 warrants to purchase common stock of Isonics; (iv) 33,333 shares of common stock held by wife Nancy Eiden Rubizhevsky; (v) 16,000 shares of common stock held by son Zachary Rubizhevsky; and (vi) 16,000 shares of common stock held by son Ryan Rubizhevsky.
  (3) Includes 292,887 shares of common stock underlying stock options of which 192,880 are vested as of February 28, 2002 and which are currently exercisable.

  (4) Includes 322,965 shares of common stock underlying stock options of which 242,965 are vested as of February 28, 2002, and which are currently exercisable.
  (5) Includes (i) 200,000 shares of common stock of which no shares are vested as of February 28, 2002, and (ii) 200,000 shares of common stock underlying stock options of which 40,000 are vested as of February 28, 2002 and which are currently exercisable.
  (6) Includes 60,000 shares of common stock underlying stock options that are currently exercisable.
  (7) Includes 60,000 shares of common stock underlying stock options that are currently exercisable.
  (8) Includes: (i) 50,000 shares of common stock underlying stock options that are currently exercisable; (ii) 77,241 shares owned by Daystar Partners, L.P. of which an affiliate owned by Mr. Wells, and in which Mr. Wells owns a 9.9% equity interest; and (iii) 50,000 shares of common stock underlying 50,000 warrants owned of record and beneficially by Wells Investment Group in which Mr. Wells controls a 100% equity interest.
  (9) Includes 100,000 shares of common stock underlying stock options of which 25,000 are vested as of February 28, 2002 and which are currently exercisable.
  (10)Based on a Schedule 13D filed by the reporting persons on or about February 8, 2002, this beneficial ownership includes shares issuable either upon conversion of Series A Preferred Stock or upon exercise of common stock purchase warrants (expiring July 29, 2002) as follows:

          Richard Grossman: 54,969 shares as joint tenant with Ana Grossman, and indirect beneficial ownership of 2,463,932 shares by virtue of rights to acquire all such shares;
          Orin Hirschman, 54,969 shares, and indirect beneficial ownership of 2,463,932 shares by virtue of rights to acquire all such shares
          Adam Smith Investments, Ltd., a British Virgin Island corporation ("ASI"), 311,491 shares directly
          Diamond Capital Management Inc. ("DCM"), 311,491 shares indirectly, by virtue of being the investment manager of ASI
          Adam Smith & Company, Inc. ("ASC"), 631,641 shares directly
          Adam Smith Investment Partners, L.P. ("ASIP"), 1,520,800 shares directly
          Adam Smith Capital Management LLC ("ASCM"), 1,520,800 shares indirectly by virtue of being the sole general partner of ASIP.

  The business addresses of Richard and Ana Grossman and the principal executive offices of ASC, ASCM, ASIP and DCM are located at 259 Oakford Street, West Hempstead, NY 11552 and as described below for Orin Hirschman.
  The business addresses of Orin Hirschman are located at 1231 East 10th Street,
      Brooklyn, NY 11230.
  The principal executive offices of Adam Smith Investments, Ltd. are c/o
      Insinger Fund Administration (BVI) Limited, Tropic Isle Building, P.O. Box 438, Road Town, Tortola, British Virgin Islands.
  (11)Includes 421,095 shares of common stock underlying 421,095 warrants. The principal executive offices of Anfel Trading Ltd. are c/o M. Andre Zolty, 24 Route De Malagnou, 1208 Geneva, Switzerland. Andre Zolty is the principal and controlling shareholder of Anfel Trading Ltd. and may be deemed to beneficially own these shares.

      The Series A Stock consisted of 1,830,000 shares issued with a liquidation preference of $1.50 per share and a right to convert the shares based on a one for one basis. As of February 28, 2002, 866,334 shares of Series A Stock have elected to convert into common stock. The conversion right of the preferred stock is currently 1.49 shares of common stock for each share of Series A Stock. The Series A Stock is entitled to dividends or distributions equal to the amount of the dividend or distribution per share of common stock payable at such time multiplied by the number of shares of common stock then obtainable upon conversion of such Series A Stock. The Redemption Trigger Date for the Series A Stock shall be the business day immediately following the thirtieth consecutive trading day that the average closing price during such trading days (or, if no closing price is reported, the average of the bid and ask prices) of the shares of common stock was above $8.00 per share (which minimum price shall be proportionally adjusted for stock splits, stock dividends, reverse stock splits and any other subdivision or combination of the common stock). After the Redemption Date, Isonics may redeem all or any part of the Series A Stock at its election at any time and from time to time. The Series A Stock is convertible into common stock at the option of the holder until and unless Isonics chooses to redeem such shares on the basis of one share of common stock per share of Series A Stock and, until converted, each share of Series A Stock is entitled to one vote at any meeting of Isonics' shareholders.

     We know of no plans or arrangement that will result in a change of control at Isonics.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.

     We provide the following information regarding transactions among officers, directors and significant shareholders of Isonics during the most recent two fiscal years and during the subsequent fiscal year.

CONSULTING AGREEMENT WITH WELLS INVESTMENT GROUP, INC.

     Larry Wells, one of our directors, owns and controls Wells Investment Group, Inc., a privately-held corporation that provides financial consulting and other similar services to others. In October 2001 we entered into a consulting agreement with Wells Investment Group pursuant to which:

  - Wells Investment Group agreed to provide consulting services to Isonics, including performing due diligence, in connection with possible third party investment.
  - We paid Wells Investment Group $15,000 and issued to it warrants to purchase 50,000 shares of our common stock for $1.50 per share exercisable through October 14, 2004.

The disinterested directors approved this agreement on behalf of Isonics.

SALE OF INTERNATIONAL PROCESS RESEARCH CORPORATION

     Effective February 1, 2001, we sold IPRC to a limited liability company, Interpro Zinc LLC, in a management buy-out. Robert H. Cuttriss, Ph.D. (formerly an executive officer of Isonics) is the manager of Interpro Zinc LLC and a 25% owner. James E. Alexander (president, chief executive officer, and a director of Isonics) and Boris I. Rubizhevsky (senior vice president and a director of Isonics) are also 25% owners of Interpro Zinc LLC and participated in the purchase of IPRC. Mr. Alexander and Mr. Rubizhevsky advised our board that they do not intend to participate actively in Interpro Zinc's activities.

CORPORATE LOANS TO OFFICERS

     In the past, Isonics has from time-to-time made loans to Messrs. Alexander and Rubizhevsky. In each case, the loans have been interest-bearing and have been repaid. The following table sets forth some information regarding these loans through April 30, 2001. Isonics has not made any loans to any officers subsequently.

                                                       JAMES E. ALEXANDER          BORIS RUBIZHEVSKY
                                                       PRESIDENT & CEO             SENIOR VICE PRESIDENT
                                                       ---------------             ---------------------
Balance as of April 30, 1999                           $236,360.38                 $ 223,325.22
FY 2000 Borrowings (a)                                    7,690.49                     7,221.34
FY 2000 Repayments (a)                                  244,050.87(b)                230,546.56(c)
                                                        ----------                   ----------
Balance as of April 30, 2000                           $      0.00                 $       0.00
FY 2001 Borrowings (a)                                  100,000.00                   100,000.00
FY 2001 Repayments (a)                                  100,000.00  (d)              100,000.00(d)
Balance as of April 30, 2001                           $      0.00                 $       0.00

 (a) Includes interest accrued and paid. Amounts are aggregated.
 (b) In October 1999 Mr. Alexander applied $74,038.54 of a bonus awarded to him to the repayment of this indebtedness. In February 2000, Mr. Alexander surrendered 30,437 shares of Isonics common stock in satisfaction of the remaining $165,000 principal and $10,012.33 interest.
 (c) In October 1999 Mr. Rubizhevsky applied $60,534.23 of a bonus awarded to him to the repayment of this indebtedness. In February 2000, Mr. Rubizhevsky surrendered 30,437 shares of Isonics common stock in satisfaction of the remaining $165,000 principal and $10,012.33 interest.
 (d) The loans were made to the officers in March ($50,000 each) and April ($50,000 each), 2001, and were repaid, with interest at 6.6% per annum, on April 30, 2001.

CORPORATE LOANS FROM OFFICERS AND EMPLOYEES

     During the fiscal year ended April 30, 2000, Isonics' officers, directors and employees loaned Isonics funds. No loans were made to Isonics during the year ended April 30, 2001. The following schedule summarizes these borrowing and repayments for the year ended April 30, 2001.

NAME AND                                BALANCE AS OF   FY 2000             FY 2000                BALANCE AS OF
PRINCIPAL POSITION                      MAY 1, 1999     BORROWINGS (a)      REPAYMENTS (a)         APRIL 30, 2000
------------------                      -----------     -----------         -----------            --------------
Boris Rubizhevsky                       $44,290.20      $ 8,858.04          $53,148.24             $0.00
Senior Vice President (b)..........
Stephen J. Burden                       $     0.00      $57,500.00          $57,500.00             $0.00
Vice President (c).................

 (a) Includes interest accrued and paid through April 30, 2000. Amounts are aggregated.
 (b) Mr. Rubizhevsky's note to Isonics was converted into 66,666 shares of common stock underlying 33,333 shares of Series A convertible preferred Stock and 33,333 warrants issued in connection with a second private placement of Series A convertible preferred stock and warrants to purchase Isonics common stock on July 30, 1999.
 (c) Dr. Burden's note to Isonics was converted into 66,666 shares of common stock underlying 33,333 shares of Series A convertible preferred Stock and 33,333 warrants issued in connection with the second private placement on July 30, 1999.

       As of April 30, 2001 we owe approximately $114,000 to the former owners of Chemotrade resulting from contingent consideration payable to the sellers based on the 2001 earnings of Chemotrade. Included in the $114,000 is approximately $57,000 payable to Mr. Hegener.

       On March 4, 2002 we entered into an agreement with Stephen Burden, Vice President of Semiconductor Materials and Products whereby he loaned us $75,000. The loan is due March 31, 2002 or earlier upon the closing of financing of at least $1,000,000 and incurs interest at a rate of 12% per annum.

     ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K.

          (a) Exhibits Pursuant to Item 601 of Regulation S-B:

EXHIBIT
NUMBER    TITLE
------    ------
1.01      Form of Underwriting Agreement. (1)
3.01      Registrant's Amended and Restated Articles of Incorporation. (1)
3.02      Registrant's Bylaws. (1)
3.03      Certificate of Determination of Preferences and Rights of the Series A preferred stock (see exhibit 10.18).
3.04      Certificate Of Determination Of Preferences And Rights Of Series B Convertible Preferred Stock (11)
3.05      Certificate of Amendment to Articles of Incorporation (13)
4.01      Specimen Common Stock Certificate. (1)
4.02      Form of Representatives' warrant Agreement. (1)
4.03      Form of warrant  Agreement  between the Registrant  and  Continental  Stock Transfer & Trust Company,  Monroe Parker
          Securities. (1)
4.04      Specimen Class A warrant Certificate. (1)
4.05      Form of warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company. (8)
4.06      Specimen Class B warrant Certificate (see exhibit 10.27).
4.07      Specimen Class C warrant Certificate (see exhibit 10.27).
4.08      Amendment No. 1 to warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company. (7)
5.01      not applicable
10.01     Registrant's 1996 Stock Option Plan. (1)(2)
10.02     Form of Employment Agreement between the Registrant and certain officers of the Registrant. (1)(2)
10.03     Registrant's 1996 Executives Equity Incentive Plan. (1)(2)
10.04     Registrant's 1996 Equity Incentive Plan. (1)(2)
10.05     Memorandum of Agreement between Electrochemical Plant, AO Techsnabexport, Co., Ltd. and Registrant. (1)
10.06     Option Agreement between the Registrant and Yale University. (1)
10.07     Office Lease Agreement between Paulsen Properties and the Registrant dated as of January 1, 1996, as amended. (1)
10.08     Letter from Yale University to Registrant dated February 10, 1996. (1)
10.09     Form of Indemnity Agreement entered into by Registrant with each of its directors and investors. (2)
10.10     Stock  Purchase  Agreement,  dated as of April 30,  1998,  among  Isonics  Corporation,  a  California  corporation,
          Metallurgy  International,  Inc., a Nevada corporation,  and International Process Research Corporation,  a Colorado
          corporation. (3)
10.10.1   Escrow  Agreement,  dated as of May 15,  1998,  among  Isonics  Corporation,  a California  corporation,  Metallurgy
          International,  Inc., a Nevada  corporation,  Robert H. Cuttriss (as Agent),  and Colorado  Business Bank, as Escrow
          Agent. (3)
10.11     Registration Rights Agreement dated as of September 27, 1996 by and between Registrant and certain investors.  (1)
10.12     Employment Agreement between the Registrant and James E. Alexander  (1)(2)
10.13     Employment Agreement between the Registrant and Boris Rubizhevsky. (1)(2)
10.14     Security Agreement dated March 31, 1995 between Isonics and Isoserve, Inc. (1)
10.15
10.16     February 1997 Agreement between the Registrant, Electrochemical Plant and AO Techsnabexport, Co., Ltd. (1)
10.17     Letter from Yale University to Registrant dated January 28, 1997. (1)
10.18     Certificate of Determination of Preferences and Rights of the Series A preferred stock. (4)
10.19     Form of Subscription Agreement. (4)
10.20     Form of warrant. (4)

EXHIBIT
NUMBER    TITLE
------    -----
10.21     Investment Banking Agreement. (4)
10.22     Form of Registration Rights Agreement. (4)
10.23     Asset Purchase Agreement dated December 1, 1999 between the Registrant and Eagle-Picher Technologies, LLC. (5)
10.24     Registration Rights Agreement dated December 1, 1999 between the Registrant and Eagle-Picher Technologies, LLC. (5)
10.25     Warrant Agreement dated December 1, 1999 between the Registrant and Eagle-Picher Technologies, LLC. (5)
10.26     Supply Agreement between the Registrant and Eagle-Picher Technologies, LLC. (6)
10.27     Amended and Restated  warrant  Agreement  effective as of January 15, 2001,  between the Registrant and  Continental
          Stock Transfer and Trust Company, Inc. (8)
10.28     Stock Purchase Agreement dated February 1, 2001, by and between Isonics
          Corporation and Interpro Zinc, LLC. (9) 10.29 Joint R&D Project Agreement, dated
          April 21, 1999, by and between Silex Systems Limited and Isonics Corporation. (10)
10.30     Contribution to "Corporate  Research - ECE/Baliga"  fund dated December 30, 1999, from Isonics  Corporation to North
          Carolina State University. (10)
10.31     Sponsored  Research  Agreement,  dated December 15, 1999, by and between Isonics  Corporation and Southern Methodist
          University. (10)
10.32     Stevenson-Wydler  Cooperative  Research and  Development  Agreement,  dated  November 9, 1999, by and between Ernest
          Orlando Lawrence Berkeley National Laboratory and Isonics Corporation (with attached Project Letter Agreement). (10)
10.33     Memorandum of Agreement,  dated July 1996, by and among Electrochemical Plant, AO Techsnabexport Co., Ltd. and A & R
          Materials, Inc. (10)
10.34     Agreement between Isonics Corporation and Silicon Evolution, Inc. dated September 14, 2001 (12)
10.35     Technology License Agreement dated September 14, 2001, between Silicon Evolution, Inc. and Isonics Corporation (12)
10.36     Form of employment  agreement to be entered into pursuant to the agreement  between Isonics  Corporation and Silicon
          Evolution, Inc. dated September 14, 2001 (12)
10.37     Form of lease  agreement  to be entered into  pursuant to the  agreement  between  Isonics  Corporation  and Silicon
          Evolution, Inc. dated September 14, 2001 (12)
10.38     Amended and Restated Warrant Agreement dated July 26, 2001. (11)
10.39     Consulting Agreement dated October 15, 2001, with Wells Investment Group (13)

21.1      List of subsidiaries.
23.10     not applicable

     *       Filed herewith.  All other documents have been previously filed.

    (1) Incorporated herein by reference to exhibit filed with Isonics' Registration Statement on Form SB-2 ("Registration Statement") (Commission file No. 333-13289) in which this exhibit bears the same number except exhibit 3.01, which was numbered 3.03 in that registration statement.
    (2) Items that are management contracts or compensatory plans or arrangements required to be filed as exhibits pursuant to Item 13(a) of Form 10-KSB.
    (3) Filed with Isonics' Current Report on Form 8-K (File No. 001-12531), dated May 15 and filed May 27, 1998, and incorporated herein by reference.
    (4) Filed with Isonics' Current Report on Form 8-K (File No. 001-12531), dated July 29 and filed August 12, 1999, and incorporated herein by reference.
    (5) Filed with Isonics' Current Report on Form 8-K (File No. 001-12531) dated December 1, 1999, and filed December 10, 1999, and amendment thereto filed February 10, 2000, and incorporated herein by reference.
    (6)   Confidential treatment obtained.
    (7) Filed with Isonics' Current Report on Form 8-K (File No. 001-12531) dated August 17, 2000, and filed August 18, 2000, and incorporated herein by reference.
    (8) Filed with Isonics' registration statement on Form S-4 (File No. 333-37696) or the amendments thereto, and incorporated herein by reference.
    (9) Filed with Isonics' Current Report on Form 8-K (File No. 001-12531) dated February 1, 2001, and incorporated herein by reference.
    (10) Filed with Isonics' annual report on Form 10-KSB (File No. 001-12531) for the year ended April 30, 2001, and incorporated herein by reference.
    (11)  Filed with Isonics' Form 8-A/12(g) filed on August 1, 2001.
    (12) Filed with Amendment no. 2 to registration statement (File No. 333-56562) and incorporated herein by reference.
    (13) Filed with Isonics' Form 8-K (File No. 001-12531) dated January 8, 2002 and incorporated herein by reference.

               (b) Reports on Form 8-K.

               During the fourth quarter of the fiscal year ended April 30, 2001, and subsequently, Isonics Corporation has filed current reports on Form 8-K, as follows:

--------------------------------------------------------------------------------------------------------------------
DATE OF REPORT           ITEMS     BRIEF DESCRIPTION
--------------------------------------------------------------------------------------------------------------------
4/30/2001                5         Repayment of certain indebtedness
--------------------------------------------------------------------------------------------------------------------
4/17/2001                5         Completion of exchange offer; Eagle-Picher update; loan to officers
--------------------------------------------------------------------------------------------------------------------
2/1/2001                 5         Sale of International Process Research Corporation to Interpro Zinc, LLC
--------------------------------------------------------------------------------------------------------------------
7/27/2001                5         Change in terms of Class B warrants
--------------------------------------------------------------------------------------------------------------------
1/8/2002                 5, 7      Amendment to Articles of Incorporation; announcement of alliance with Silicon
                                   Quest, Inc., and changes in securities (Item 701) disclosure
--------------------------------------------------------------------------------------------------------------------